UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

SCHEDULE 14A
__________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

ReWalk Robotics Ltd.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

Dear Shareholder,

You are cordially invited to attend the 2020 Annual Meeting of Shareholders (the “Meeting”) of ReWalk Robotics Ltd. to be held at 5:00 p.m. (Israel time) on June 16, 2020, at 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel 206920. The health and well-being of our employees and shareholders are paramount, and we are closely monitoring developments related to the novel coronavirus, or COVID-19. Although we intend to hold our Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. We reserve the right to convert to a virtual only meeting format should meeting in person become unsafe as a result of COVID-19. If we convert to a virtual only online meeting, we will announce the decision to do so in advance in a Form 8-K filed with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Meeting.

The agenda for the Meeting is set forth in the accompanying Notice of 2020 Annual Meeting of Shareholders and Proxy Statement.

For the reasons set forth in the accompanying Proxy Statement, our board of directors recommends that you vote ‘‘FOR’’ each of the proposals on the agenda for the Meeting.

We look forward to greeting personally those of you who are able to be present at the Meeting. However, whether or not you plan to attend the Meeting, it is important that your shares be represented. Accordingly, you are kindly requested to sign, date and mail the enclosed proxy card at your earliest convenience so that it will be received no later than 24 hours before the Meeting to be validly included in the tally of ordinary shares voted at the Meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the proxy card.

If your ordinary shares are held in “street name”, that is, in a brokerage account or by a trustee or nominee, you should complete the voting instruction card that will be sent to you in order to direct your broker, trustee or nominee how to vote your shares. You may also be able to provide such voting instructions via the Internet.

Thank you for your continued cooperation.

Very truly yours,
Jeff Dykan
Chairman of the Board of Directors

Yokneam Ilit, Israel
April 27, 2020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

To the shareholders of ReWalk Robotics Ltd.:

Notice is hereby given that the 2020 Annual Meeting of Shareholders (the “Meeting”) of ReWalk Robotics Ltd. (the “Company”) will be held at 5:00 p.m. (Israel time) on June 16, 2020, at 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel 2069203. The health and well-being of our employees and shareholders are paramount, and we are closely monitoring developments related to COVID-19. Although we intend to hold our Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. We reserve the right to convert to a virtual only meeting format should meeting in person become unsafe as a result of COVID-19. If we convert to a virtual only online meeting, we will announce the decision to do so in advance in a Form 8-K filed with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Meeting.

The agenda of the Meeting will be as follows:

1.
To reelect the directors named in the attached Proxy Statement, each as a Class III director of the board of directors of the Company (the “Board” or the “Board of Directors”), to serve until the 2023 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999 (the “Israel Companies Law”).

2.	To approve amendments to the Company’s 2014 Compensation Plan, including an increase in the number of shares available for issuance under the Company’s 2014 Incentive Compensation Plan.

3.	To approve the Company’s revised Compensation Policy for directors and officers, reflecting certain amendments to the Compensation Policy.

4.
Subject to the approval of Proposal 2, to approve a grant of equity awards to Larry Jasinski, the Company’s Chief Executive Officer (the “CEO”) and to approve changes to the terms of the variable compensation of the CEO.

5.	To approve, on an advisory basis, the Company’s executive compensation, commonly referred to as a “say-on-pay” vote.

6.	To approve, on an advisory basis, the frequency of the named executive officer compensation advisory vote.

7.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

8.	To report on the business of the Company for the year ended December 31, 2019 and review the 2019 financial statements.

9.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

These proposals are described more fully in the enclosed Proxy Statement, which we urge you to read in its entirety.

Only shareholders of record at the close of business on the record date of May 11, 2020 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. You are cordially invited to attend the Meeting in person.

If you are unable to attend the Meeting in person you are requested to complete, date and sign the enclosed proxy card and return it promptly in the pre-addressed envelope provided so that it is received by us at least 24 hours before the Meeting or vote by telephone or over the Internet if your voting instruction form describes such voting methods. Your proxy may be revoked at any time before it is voted if you return a later‑dated proxy card or if you vote your shares in person at the Meeting if you are the record holder of the shares and can provide a copy of a certificate(s) evidencing your shares. If your shares are held in “street name,” meaning in the name of a bank, broker or other record holder, you must either direct the record holder of your shares on how to vote your shares or obtain a legal proxy from the record holder to vote the shares at the Meeting on behalf of the record holder as well as a statement from such record holder that it did not vote such shares on your behalf. Further, if you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, which at our upcoming meeting will only be the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal Seven), even if the broker does not receive voting instructions from you. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

Joint holders of shares should note that, pursuant to our Articles of Association, the vote of the senior of joint holders of any share who votes such share, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of such share, with seniority determined by the order in which the names of the joint holders appear in our Register of Shareholders. For the appointment of a proxy to vote shares held by joint holders to be valid, the signature of the senior of the joint holders must appear on the proxy card.

By Order of the Board of Directors,
Jeff Dykan
Chairman of the Board of Directors

Yokneam Ilit, Israel
April 27, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2020

You are urged to mark, date, sign and promptly return the proxy card in the envelope provided to you so that if you are unable to attend the Meeting your shares can be voted. The Notice and Proxy Statement and the 2019 Annual Report are available at http://ir.rewalk.com.

EXPLANATORY NOTE

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a smaller reporting company, we provide in this proxy statement the scaled disclosure permitted under the Exchange Act and otherwise as applicable to smaller reporting companies. As of December 31, 2019, which was the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering on September 12, 2014, we ceased to be an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Following such date, we became obligated to hold advisory votes regarding our executive compensation (“Say-on-Pay”), as well as advisory votes on the frequency of such Say-on-Pay votes. Shareholders will be asked to vote on these matters in this proxy statement, in Proposal Five and Proposal Six.

We will remain a “smaller reporting company” until the last day of the fiscal year in which we have at least $250.0 million in outstanding voting and non-voting common equity held by our non-affiliates on the last day of the fiscal year in which we have at least $100 million in revenue and at least $700 million in outstanding voting and non-voting common equity held by our non-affiliates (in each case, with respect to common equity value, as measured as of the last business day of the second quarter of such fiscal year).

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	2
DATE THESE PROXY MATERIALS ARE FIRST BEING MADE AVAILABLE	6
PROPOSAL ONE — ELECTION OF CLASS III DIRECTORS	7
CORPORATE GOVERNANCE	9
AUDIT COMMITTEE REPORT	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
DIRECTOR COMPENSATION	20
EXECUTIVE COMPENSATION	22
EQUITY COMPENSATION PLANS	27
EQUITY COMPENSATION PLAN INFORMATION	31
PROPOSAL TWO— APPROVAL OF AMENDMENTS TO THE COMPANY’S 2014 INCENTIVE COMPENSATION PLAN, INCLUDING AN INCREASE IN NUMBER OF SHARES AVAILABLE FOR ISSUANCE	31
PROPOSAL THREE — APPROVAL OF THE COMPANY’S REVISED COMPENSATION POLICY FOR OFFICERS AND DIRECTORS, REFLECTING CERTAIN AMENDMENTS THERETO	37
PROPOSAL FOUR — SUBJECT TO THE APPROVAL OF PROPOSAL TWO, APPROVAL OF A GRANT OF EQUITY AWARDS TO LARRY JASINSKI, OUR CHIEF EXECUTIVE OFFICER AND, SUBJECT TO THE APPROVAL OF PROPOSAL TWO TO APPROVE CHANGES TO THE TERMS OF THE VARIABLE COMPENSATION OF THE CEO	38
PROPOSAL FIVE — ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION	39
PROPOSAL SIX — ADVISORY VOTE ON THE FREUQNECE OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	40
PROPOSAL SEVEN — REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	42
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	46
REVIEW OF THE COMPANY’S FINANCIAL STATEMENTS FOR 2019	46
PROPOSALS OF SHAREHOLDERS AT 2021 ANNUAL MEETING	46
OTHER BUSINESS	47
ADDITIONAL INFORMATION	47

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REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

PROXY STATEMENT

This proxy statement (“Proxy Statement”) is being furnished to the holders of our ordinary shares, par value NIS 0.25 each, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2020 Annual Meeting of Shareholders (the “Meeting”) to be held on June 16, 2020, at 5:00 p.m. (Israel time) and at any adjournment or postponement thereof, pursuant to the accompanying Notice of Extraordinary General Meeting of Shareholders.

The agenda of the Meeting will be as follows:

1.
To re-elect the directors named in this Proxy Statement, each as a Class III director of the Board, to serve until the 2023 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

2.	To approve amendments to the Company’s 2014 Compensation Plan, including an increase in the number of shares available for issuance under the Company’s 2014 Incentive Compensation Plan.

3.	To approve the Company’s Revised Compensation Policy for directors and officers, reflecting certain amendments to the Compensation Policy.

4.
Subject to the approval of Proposal 2, to approve a grant of equity awards to Larry Jasinski, the Company’s Chief Executive Officer (the “CEO”) and to approve changes to the terms of the variable compensation of the CEO.

5.	To approve, on an advisory basis, the Company’s executive compensation, commonly referred to as a “say-on-pay” vote.

6.	To approve, on an advisory basis, the frequency of the named executive officer compensation advisory vote.

7.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

8.	To report on the business of the Company for the year ended December 31, 2019 and review the 2019 financial statements.

9.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

Currently, we are not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

QUESTIONS AND ANSWERS ABOUT THE MEETING

GENERAL

Q:     When and where is the Annual General Meeting of Shareholders being held?

A:     The Meeting will be held on June 16, 2020, at 5:00 p.m. (Israel time), at 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel 206920. The health and well-being of our employees and shareholders are paramount, and we are closely monitoring developments related to COVID-19. Although we intend to hold our Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. We reserve the right to convert to a virtual only meeting format should meeting in person become unsafe as a result of COVID-19. If we convert to a virtual only online meeting, we will announce the decision to do so as soon as possible in a Form 8-K filed with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Meeting.

Q:     Who can attend the Meeting?

A:     Any shareholder may attend. Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission will be on a first-come, first-served basis. Current proof of ownership of ReWalk’s shares as of the Record Date (as defined below), as well as a form of personal photo identification, must be presented in order to be admitted to the Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a current brokerage statement or other form of proof reflecting ownership as of the Record Date (as defined below) with you to the Meeting. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Meeting.

Q:     Who is entitled to vote?

A:     Only holders of record of ordinary shares at the close of business on May 11, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Each shareholder is entitled to one vote for each ordinary share owned as of the Record Date. Ordinary shares held in our treasury, which are not considered outstanding, will not be voted. On the Record Date, there were [___] ordinary shares outstanding entitled to vote and there were no outstanding shares of any other class of stock.

Joint holders of shares should note that, pursuant to our Articles of Association, the vote of the senior of joint holders of any share who votes such share, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of such share, with seniority determined by the order in which the names of the joint holders appear in our Register of Shareholders. For the appointment of a proxy to vote shares held by joint holders to be valid, the signature of the senior of the joint holders must appear on the proxy card.

HOW TO VOTE YOUR SHARES

Q:     How do I vote?

A:     You may vote in person. Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are a shareholder of record, meaning that your shares are held directly in your name, you may vote in person at the Meeting. However, if your shares are held in “street name” (that is, though a bank, broker or other nominee), you must first obtain a signed proxy from the record holder (that is, your bank, broker or other nominee) and vote.

“Street name” holders may also vote by phone or through an Internet website. If you hold your shares in “street name” (e.g., through a broker, bank or other nominee), then you should have received this Proxy Statement from the bank, broker or nominee, along with its proxy card with voting instructions (including voting by phone or through an Internet website) and instructions on how to change your vote. Thus, if you are “street name” holder, your votes will be processed based on your instructions to your bank, broker or other nominee on how to vote the ordinary shares. Because you are not a shareholder of record, you may not vote those shares directly at the Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares directly, giving you the right to vote the shares at the Meeting.

You may vote by mail. Both shareholders of record and “street name” holders can do this by completing the proxy card (for shareholders of record) or voting instruction card (for “street name” holders”) and returning it in the enclosed, prepaid and addressed envelope. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board.

Q:     What is the difference between holding shares as a shareholder of record and holding shares in “street name”? Will my shares be voted if I do not provide my proxy?

A:     Many ReWalk shareholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As explained in this Proxy Statement, there are some distinctions between shares held of record and shares owned in “street name.”

Shareholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC of New York, New York, you are considered, with respect to those shares, the shareholder of record. In such case, these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to ReWalk or to vote in person at the Meeting. If you hold your shares directly in your own name and do not provide a proxy, your shares will not be voted.

“Street Name” Holders (Beneficial Owners)

If your shares are held through a bank, broker or other nominee, they are considered to be held in “street name” and you are the beneficial owner. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct the bank, broker or nominee how to vote your shares for the Meeting. You also may attend the Meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the Meeting, unless you first obtain a signed proxy from the record holder (your bank, broker or other nominee) giving you the right to vote the shares. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares without your instructions only on routine matters, which at our upcoming Meeting will only be the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal Seven). Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters. Thus, while your broker may vote on Proposal Seven without instructions from you, your broker may not vote on Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five, or Proposal Six unless you provide instructions. In the event of a broker non-vote, the shares held by you will be included in determining the presence of a quorum at the Meeting, but are not considered “present” for purposes of voting on the proposals. It is important for a shareholder that holds ordinary shares through a bank, broker or other nominee to instruct its bank, broker or other nominee regarding how to vote its shares if the shareholder wants its shares to count towards the vote tally for a given proposal.

Q:     Does ReWalk recommend I vote in advance of the Meeting?

A:     Yes. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Meeting.

Q:     If I vote by proxy, can I change my vote or revoke my proxy?

A:     Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. If you are a shareholder of record, you may do this by:

•        filing a written notice of revocation with our CFO, delivered to our address above;

•        delivering a timely later-dated proxy card or voting instruction form; or

•        attending the Meeting and voting (attendance at the  Meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

If you hold shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting via “legal proxy” at the Meeting.

Q:     How are my votes cast when I submit a proxy vote?

A:     When you submit a proxy vote, you appoint Jeff Dykan, Larry Jasinski and Ori Gon, or any of them, as your representative(s) at the Meeting. Your shares will be voted at the Meeting as you have instructed.

Upon the receipt of a properly submitted proxy card, which is received by 5:00 p.m. (Israel time), on June 15, 2020, which is 24 hours prior to the Meeting, and not revoked prior to the Meeting, or which is presented to the chairperson at the Meeting, the persons named as proxies will vote the ordinary shares represented thereby at the Meeting in accordance with the Board’s recommendations as indicated in the instructions outlined on the proxy card.

Q:     What does it mean if I receive more than one proxy card?

A:     It means that you have multiple accounts at the transfer agent or with brokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

ABOUT THE VOTING PROCEDURES AT THE MEETING

Q:     What constitutes a quorum?

A:     In order for us to conduct business at the Meeting, two or more shareholders must be present, in person or by proxy, representing at least 33-1/3% of the ordinary shares outstanding as of the Record Date. This is referred to as a quorum.

Ordinary shares represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. As discussed further above, a “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner attends the Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non‑votes will be counted as present in determining if a quorum is present.

Q:     What happens if a quorum is not present?

A:     If a quorum is not present, the Meeting will be adjourned to the same day at the same time the following week, or to such day and at such time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the shares present in person or by proxy and voting on the question of adjournment.

Q:     How will votes be counted?

A:     Each outstanding ordinary share is entitled to one vote. Our Articles of Association do not provide for cumulative voting.

Each of the proposed resolutions requires the affirmative vote of a simple majority of our ordinary shares cast in person or by proxy at the Meeting on the proposal. In addition, under Israeli law, each of Proposal Three and Proposal Four requires, in addition to the affirmative vote of a simple majority of the ordinary shares of the Company, voted in person or by proxy at the Annual Meeting, on the proposal, that either: (1) a simple majority of shares voted at the Annual Meeting, excluding the shares of controlling shareholders and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the proposed resolution, or (2) the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company. We refer to this threshold in this Proxy Statement as a “Special Majority.”

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager. To the knowledge of the Company, there is no shareholder who is a controlling shareholder.

Under the Israel Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of the shareholder and any member of the shareholder’s family, family members of the shareholder’s spouse, or a spouse of any of the foregoing, or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of the shares or has the right to appoint a director or chief executive officer, and (ii) excludes an interest arising solely from the ownership of our ordinary shares. Under the Israel Companies Law, in the case of a person voting by proxy for another person, “personal interest” includes a personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote. If you do not have a personal interest in this matter, you may assume that using the form of proxy enclosed herewith will not create a personal interest. To avoid confusion, in the form of proxy card, we refer to such a personal interest as a “personal benefit or other interest”.

The Israel Companies Law requires that each shareholder voting on the proposal indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the proposed resolution. The enclosed form of proxy includes a box you can mark to confirm that you are not a “controlling shareholder” and do not have a personal interest in this matter. If you do not mark this box, your vote will not be counted.

It is highly unlikely that any of the Company’s public shareholders has a personal interest in any of the proposals. If you are unable to make this confirmation, please contact the Company’s Chief Financial Officer by facsimile no. +972-4-959-0125; if you hold your shares in “street name,” you may also contact the representative managing your account, who could contact us on your behalf.

Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” the matter for Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five and Proposal Six. Broker non-votes will not be counted as present and are not entitled to vote on Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five and Proposal Six. Because brokers have discretionary authority to vote on Proposal Seven, broker non‑votes will be counted as present and are entitled to vote on Proposal Seven. Abstentions will not be treated as either a vote “FOR” or “AGAINST” the matter for Proposal Seven.

Q:     How will my shares be voted if I do not provide instructions on the proxy card?

A:     If you are the record holder of your shares and do not specify on your proxy card how you want to vote your shares, your shares will be voted in favor of the proposals in accordance with the recommendation of the Board:

1.a. “FOR” the reelection of Mr. Wayne B. Weisman as a Class III director of the Board, to serve until the 2023 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

1.b. “FOR” the reelection of Mr. Aryeh (Arik) Dan as a Class III director of the Board, to serve until the 2023 annual meeting of shareholders and until her successor has been duly elected and qualified, or until her office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

1.c. “FOR” the reelection of Mr. Yohanan Engelhardt as a Class III director of the Board, to serve until the 2023 annual meeting of shareholders and until her successor has been duly elected and qualified, or until her office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

2. “FOR” the approval of amendments to the Company’s 2014 Compensation Plan, including an increase in the number of shares available for issuance under the Company’s 2014 Incentive Compensation Plan.

3. “FOR” the approval the Company’s Revised Compensation Policy for directors and officers, including the amendments to the Compensation Policy.

4. “FOR” the approval of a grant of equity awards to Larry Jasinski, the Company’s CEO and the approval of the terms of variable compensation of the CEO for 2020.

5.  “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

6. “FOR”, on an advisory basis, the frequency of one year for future advisory votes on the Company’s named executive officer compensation.

7. “FOR” the approval of the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as ReWalk’s independent registered public accounting firm for the year ending December 31, 2020 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

The named proxies will act in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting and any postponement(s) or adjournment(s) thereof.

HOW TO FIND VOTING RESULTS

Q:     Where do I find the voting results of the Meeting?

A:     We plan to announce preliminary voting results at the Meeting. The final voting results will be reported following the Meeting on the “Investors” portion on our website at www.rewalk.com and in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Meeting.

SOLICITATION OF PROXIES

Q:     Who will bear the costs of solicitation of proxies for the Meeting?

A:     ReWalk will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and employees of ReWalk may solicit proxies from shareholders by telephone, in person or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them, and such custodians will be reimbursed by ReWalk for their reasonable out-of-pocket expenses. ReWalk may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, the costs will be paid by us.

POSITION STATEMENTS

Q:     Can a shareholder express an opinion on a proposal prior to the Meeting?

A:     In accordance with the Israel Companies Law and regulations promulgated thereunder, any ReWalk shareholder may submit a position statement on its behalf, expressing its position on an agenda item for the Meeting, to ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, Attention: Chief Financial Officer, or by facsimile to +972-4-959-0125, no later than June 6, 2020. Position statements must be in English and otherwise must comply with applicable law. We will make publicly available any valid position statement that we receive.

DATE THESE PROXY MATERIALS ARE FIRST BEING MADE AVAILABLE

We are first making available this Proxy Statement and accompanying materials to shareholders on or about April 27, 2020. This Proxy Statement and our 2019 Annual Report are also available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

MATTERS SUBMITTED TO SHAREHOLDERS

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

Our Board currently consists of seven directors. Our Articles of Association provide that our Board may consist of not less than five and not more than thirteen directors.

Under our Articles of Association, our directors (other than our external directors, if any, as discussed below) are divided into three classes. Class I currently consists of two directors, Class II currently consists of two directors and Class III currently consists of three directors. At each annual meeting of our shareholders, directors are elected or reelected for a term of office that expires at the third annual meeting following such election or reelection, such that, each year, the term of office of one class of directors expires.

Each director serves through the term of his or her class, except in the event of his or her earlier death, resignation, removal or termination otherwise. The term of each of our Class III directors, Mr. Wayne B. Weisman, Mr. Aryeh (Arik) Dan and Mr. Yohanan Engelhardt, expires at the Meeting. Our Class I directors, Mr. Jeff Dykan and Mr. Yasushi Ichiki, will hold office until the annual meeting of our shareholders in 2021. Our Class II directors, Mr. Larry Jasinski and Dr. John William Poduska, will hold office until the annual meeting of our shareholders in 2022.

Except as indicated herein, there are no arrangements or understandings between any director or nominee for directorship and any other person pursuant to which such director or nominee was selected as director or nominee.

Upon recommendation of our nominating and corporate governance committee, our Board has nominated Mr. Wayne B. Weisman, Mr. Aryeh (Arik) Dan and Mr. Yohanan Engelhardt as Class III directors to serve until the 2023 annual general meeting of shareholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected and has advised us that he has the qualifications and time required for the performance of his duties as a director, and that there are no legal restrictions preventing him from assuming such office.

Director Nominees

Nominees for Election to the Board as Class III Directors to Serve Until the 2023 Annual General Meeting of Shareholders

Wayne B. Weisman, 64, has served on our Board since 2009 and as a member of our Audit Committee since March 15, 2020. He previously served as a member of our audit committee from the end of December 2017 until May 2018. He was appointed by our shareholder SCP Vitalife. Since 2007, Mr. Weisman has been a director of SCP Vitalife GP, the corporate general partner of the common general partner of SCP Vitalife Partners II L.P. and its affiliate SCP Vitalife Partners (Israel) II L.P. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Mr. Weisman is Chairman of Recro Pharma, Inc. (NASDAQ: REPH), a pharmaceutical contract development and manufacturing company. Mr. Weisman also serves on the board of directors of Baudax Bio, Inc. (NASDAQ: BXRX), a specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of serious acute pain. He also serves on the boards of a number of private companies, including Garnet Biotherapeutics Inc. and Echo360 Inc. Mr. Weisman previously served on the board of directors of each of EndoSpan Ltd. from 2009 to 2015, Ivenix, Inc. from 2011 to 2015 and Pocared Diagnostics Ltd. from 2007 to 2015. He is vice chairman of the board of trustees of Young Scholars Charter School. He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania and a J.D. from the University of Michigan Law School. We believe that Mr. Weisman’s leadership as a director of various pharmaceutical and healthcare companies and his extensive experience serving as a director on other boards provide him the qualifications and skills to serve as a member of our Board.

Aryeh (Arik) Dan, 61, has served on our Board since 2013. He was appointed by our shareholder Yaskawa Electric Corporation, a manufacturer of motion controllers, switches, industrial robots and other automation products. He has served as the President and Chief Executive Officer of Yaskawa Europe Technology since 2005. Mr. Dan holds a B.Sc. in aeronautical engineering from the Technion-Israel Institute of Technology and completed studies in the M.B.A. research program at Keio University, Japan. We believe that Mr. Dan’s leadership experience and his expertise in robotics technology and research and development provide him with the qualifications and skills to serve as a member of our Board.

 Yohanan Engelhardt, 62, has served on our Board since May 2018 and has been the Chairman of our Audit Committee since May 3, 2018. Mr. Engelhardt served as CFO and VP Finance of publicly traded and private companies for 25 years, including 18 years at ViryaNet, a provider of mobile workforce management software solutions. During his tenure at ViryaNet he oversaw all financial operations, M&A activities, private placements, the company’s IPO and the sale of the company to a large private equity firm in 2014. Since 2015, he has provided CFO services to early-stage companies as well as accounting services to an accounting firm. Mr. Engelhardt holds a B.A. in accounting and economics from the Hebrew University of Jerusalem and a CPA license in the United States and in Israel. He is a member of the American Institute of Certified Public Accountants and the Institute of Certified Public Accountants in Israel. We believe that Mr. Engelhardt’s extensive background as executive in various public companies provides him the qualifications and skills to serve as a member of our Board.

If elected at the Meeting, each nominee will serve until the 2023 annual meeting of our shareholders and until his respective successor has been duly elected and qualified, or until his office is vacated in accordance with our Articles of Association or the Israel Companies Law.

Proposed Resolutions

You are requested to adopt the following resolutions:

“1.a. RESOLVED, that Mr. Wayne B. Weisman be reelected as a Class III director, to serve until the 2023 annual meeting of shareholders and until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999”; and

“1.b. RESOLVED, that Mr. Aryeh (Arik) Dan be reelected as a Class III director, to serve until the 2023 annual meeting of shareholders and until her successor has been elected and qualified, or until her office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999”; and

“1.c. RESOLVED, that Mr. Yohanan Engelhardt be reelected as a Class III director, to serve until the 2023 annual meeting of shareholders and until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999”.

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on each of the foregoing resolutions is required to adopt such resolutions.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF EACH OF THE FOREGOING RESOLUTIONS.

Continuing Directors

Class I Directors Continuing in Office Whose Terms Expire at the 2021 Annual General Meeting of Shareholders

Set forth below is a list of our directors continuing in office until the 2021 annual general meeting of shareholders, together with certain biographical information, including their ages as of the date of this Proxy Statement:

Jeff Dykan, 61, has served on our Board since 2006 and has been the Chairman of our Board since 2009. He was appointed by our shareholder SCP Vitalife. Since 2002 Mr. Dykan has been a director of Vitalife Partners Management LP, the general partner of Vitalife, and since 2007 has been a director of its successor fund, SCP Vitalife GP, the corporate general partner of the common general partner of SCP Vitalife Partners II L.P. and its affiliate SCP Vitalife Partners (Israel) II L.P. He has also served as a managing member of SCP Vitalife Management Company, LLC and SCP Vitalife Management Israel Ltd., which by contract provides certain management services to the common general partner of SCP Vitalife. Prior to joining Vitalife, from 2001 to 2002, Mr. Dykan was the Chairman and Chief Executive Officer of BitBand Inc., formerly a provider of content management and delivery systems, specializing in video on demand for IPTV. Mr. Dykan is a member of the American Institute of CPAs and holds a B.Sc. in accounting and  management and an M.B.A. in computer applications, both from New York University. We believe that Mr. Dykan’s extensive knowledge of corporate finance, securities and investments and his years of acting in management roles provide him the qualifications and skills to serve as a member of our Board.

Yasushi Ichiki, 52, has served on our Board since 2014. He was appointed by our shareholder Yaskawa Electric Corporation. Mr. Ichiki has been the Manager of the Corporate Planning Department, Corporate Planning Division, of Yaskawa Electric Corporation since May 2014. Previously, from February 2010 to April 2014, he served as the General Manager of Corporate Planning, Robotics Division of Yaskawa Europe GmbH. Mr. Ichiki holds a B.A. from Yamaguchi University, Japan. We believe that Mr. Ichiki’s management experience and his expertise in the development and marketing of robotics and power electronics technology provide him the qualifications and skills to serve as a member of our Board..

Class II Directors Continuing in Office Whose Terms Expire at the 2022 Annual General Meeting of Shareholders

Set forth below is a list of our directors continuing in office until the 2022 annual general meeting of shareholders, together with certain biographical information, including their ages as of the date of this Proxy Statement:

Larry Jasinski, 62, has served as our Chief Executive Officer and as a member of our Board since February 2012. From 2005 until 2012, Mr. Jasinski served as the President and Chief Executive Officer of Soteira, Inc., a company engaged in development and commercialization of products used to treat individuals with vertebral compression fractures, which was acquired by Globus Medical in 2012. From 2001 to 2005, Mr. Jasinski was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease, which was acquired by Alphatec in 2005. From 1985 until 2001, Mr. Jasinski served in multiple sales, research and development, and general management roles at Boston Scientific Corporation. Mr. Jasinski has served on the board of directors of Massachusetts Bay Lines since 2015 and of LeMaitre Vascular, Inc. since 2003. Mr. Jasinski holds a B.Sc. in marketing from Providence College and an MBA from the University of Bridgeport.

Dr. John William Poduska, 82, has served on our Board since 2014. Dr. Poduska currently serves as a director of EXA Corporation (NASDAQ: EXA), a developer and provider of simulation software systems, where he serves as chairman of the compensation committee and a member of the nominating and corporate governance committee. He also serves as a director on the boards of a number of privately-held companies. Dr. Poduska also served as a director of Novell, Inc. until 2011 and of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc. until 2009. Dr. Poduska was the Chairman of Advanced Visual Systems Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska served as Chairman and Chief Executive Officer of Stellar Computer Inc., a computer manufacturer he founded which is the predecessor of Stardent Computer Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer, Inc. Dr. Poduska holds a Sc.D. from MIT and an Honorary Doctorate of Humane Letters from Lowell University. We believe that Dr. Poduska’s varied director experience, both in private and public companies, his expertise in computer engineering and his familiarity with developing companies equip him with the qualifications and skills to serve as a member of our Board.

CORPORATE GOVERNANCE

Opt-Out of Certain Israel Companies Law Requirements

As an Israeli company, we are required to comply with the requirements of the Israel Companies Law and the regulations promulgated thereunder. Until early 2018, our Board was required to include at least two “external directors” as defined under the Israel Companies Law. In addition, we were required to comply with certain requirements under the Israel Companies Law regarding the composition of our audit committee and compensation committee, including requirements relating to the inclusion and role of the external directors on such committees. Pursuant to regulations promulgated under the Israel Companies Law, however, we — as a company that does not have a controlling shareholder, and that complies with the United States securities laws and the corporate governance rules of Nasdaq — were permitted to “opt out” of the requirement to appoint external directors as well as the above requirements related to the composition of the audit committee and the compensation committee.

In February 2018, our Board determined that opting out of the requirements under the Israel Companies Law regarding the appointment of external directors and the composition of our audit committee and compensation committee would reduce our administrative and financial burden and provide greater flexibility in attracting highly-qualified directors, while maintaining appropriate corporate governance standards; accordingly, we opted out of such requirements. As a result, our Board is no longer required to include two external directors, and our audit committee and compensation committee do not need to comply with certain committee composition requirements under the Israel Companies Law. Following our opting-out of such requirements, Dr. Poduska continued to serve as a member of our Board but not as an external director or a member of any of Class I, Class II or Class III. His term was initially scheduled to expire in 2020, but because of the Company’s decision to opt out of the requirements as described above, Dr. Poduska was nominated for reelection as a Class II director in 2019.

Director Independence

Our Board has determined that, other than Larry Jasinski, our Chief Executive Officer, all of our current directors are, and all of our former directors who served in fiscal 2019 were, independent under NASDAQ listing standards. Furthermore, our Board also determined that all current members of, and former directors who served during fiscal 2019 on, the audit committee, compensation committee, and nominating and corporate governance committee are (or, in the case of former directors, were) independent under the applicable NASDAQ listing standards and rules and regulations of the SEC. In making its determinations regarding independence, the Board carefully reviewed the categorical tests enumerated in the NASDAQ independence definition, as well as the individual circumstances of each director with regard to each director’s business and personal activities as they may relate to the Company and our management.

Nasdaq Listing Standards

The NASDAQ definition of “independent director” includes a series of objective tests. Specifically, a director is deemed independent under the NASDAQ rules if such director is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Generally, the following persons are not considered independent, among others:

•         a director who is, or at any time during the past three years was, employed by the company;

•         a director who accepted or who has a family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service, compensation paid to a family member who is an employee (other than an executive officer) of the company, or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•         a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•         a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the Company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

•         a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; and

•         a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Audit Committee

We have a separately designated standing audit committee. The audit committee consists of Mr. Yohanan Engelhardt, Dr. John William Poduska and Mr. Wayne B. Weisman. Mr. Yohanan Engelhardt serves as the chair of the audit committee. The audit committee holds a minimum of four meetings per year, and will meet more frequently as circumstances require. The audit committee met five times during the year ended December 31, 2019.

Israel Companies Law Requirements

Under the Israel Companies Law, we are required to appoint an audit committee. As discussed above under “Opt-Out of Certain Israel Companies Law Requirements”, in February 2018 we opted out of certain Israel Companies Law requirements, including certain requirements as to the composition of our audit committee.

Nasdaq Listing Standards and SEC Requirements

Under the NASDAQ corporate governance rules, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise. Additionally, we must state whether any members of the audit committee qualifies as an “audit committee financial expert” under Item 407(d) of Regulation S-K as promulgated by the SEC.

All members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ corporate governance rules. Our Board of Directors has determined that Yohanan Engelhardt is an audit committee financial expert as defined by the SEC rules and has the requisite financial sophistication as defined by the NASDAQ corporate governance rules.

Each of the members of the audit committee is “independent” as such term is defined under the NASDAQ corporate governance rules and under Rule 10A-3(b)(1) promulgated under the Exchange Act, which is different from the general test for independence of board members and members of other committees.

Audit Committee Role

Our Board has adopted an audit committee charter that sets forth the responsibilities of the audit committee consistent with the rules of the SEC and the NASDAQ corporate governance rules, as well as the requirements for such committee under the Israel Companies Law, including the following:

•        overseeing our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with Israeli law;

•        reviewing regularly the senior members of the independent auditor’s team, including the lead audit partner and reviewing partner;

•        pre-approving the terms of audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm for pre-approval by our Board;

•        recommending the engagement or termination of the person filling the office of our internal auditor;

•        reviewing periodically with management, the internal audit and the independent registered public accounting firm the adequacy and effectiveness of the Company’s internal control over financial reporting; and

•        reviewing with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company prior to filing with the SEC.

The charter of the audit committee is available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

The audit committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control over financial reporting and legal compliance. Specifically, the audit committee pre-approves the services performed by our independent registered public accounting firm and reviews the firm’s reports regarding our accounting practices and systems of internal control over financial reporting. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions that it deems necessary to satisfy itself that such accountants are in fact independent of management.

Under the Israel Companies Law, the audit committee is responsible for:

•        determining whether there are deficiencies in the business management practices of our Company and making recommendations to our Board to improve such practices;

•        determining whether to approve certain related party transactions, and classifying transactions in which a controlling shareholder has a personal benefit or other interest as significant or insignificant (which affects the required approvals) (see “—Approval of Related Party Transactions under Israeli Law”);

•        examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, and in certain cases approving the annual work plan of our internal auditor;

•        examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; and

•        establishing procedures for the handling of employees’ complaints as to the deficiencies in the management of our business and the protection to be provided to such employees.

The audit committee may not approve any actions requiring its approval unless at the time of the approval a majority of the committee’s members are present. See “—Approval of Related Party Transactions under Israeli Law.”

Compensation Committee

We have a separately designated standing compensation committee. The compensation committee consists of Mr. Aryeh (Arik) Dan and Dr. John William Poduska. Dr. Poduska serves as the chair of the compensation committee. The compensation committee meets as circumstances require, and held four meetings during the year ended December 31, 2019. Under its charter, the compensation committee may ask members of management to attend meetings and provide pertinent information as needed. However, any person ineligible to serve as a member of the committee under the Israel Companies Law generally may not attend committee meetings unless to present on a particular topic as determined by the committee. The CEO may not be present during voting or deliberation on his compensation.

Israel Companies Law Requirements

Under the Israel Companies Law, the board of directors of a public company must appoint a compensation committee. As discussed above under “Opt-Out of Certain Israel Companies Law Requirements”, in February 2018 we opted out of certain Israel Companies Law requirements, including certain requirements as to the composition of our compensation committee.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of directors and of specified members of senior management, which we refer to as a compensation policy. That compensation policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee, and must then be approved by the company’s shareholders, which approval requires a Special Approval for Compensation (as defined below under “—Approval of Related Party Transactions under Israeli Law—Fiduciary Duties of Directors and Executive Officers”). Our Board adopted a compensation policy, which our shareholders subsequently approved at the extraordinary general meeting of our shareholders held on December 15, 2014. Our shareholders approved amendments to our compensation policy at the annual general meetings of our shareholders held on December 3, 2015, May 24, 2016, June 27, 2017 and March 27, 2019 (as amended, the “Compensation Policy”). We are proposing that our Compensation Policy be further amended, and re-adopted following such amendments at the Meeting. See Proposal Three below.

The compensation policy of an Israeli company must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including compensation, benefits, exculpation, insurance and indemnification. The compensation policy must take into account certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must include certain principles, such as the following: a link between variable compensation and long-term performance and measurable criteria; the relationship between variable and fixed compensation; and the minimum holding or vesting period for variable, equity-based compensation. We believe that our Compensation Policy satisfies these requirements.

The compensation committee is responsible for (a) recommending the compensation policy to our Board for its approval (and subsequent approval by our shareholders) and (b) duties related to the Compensation Policy and to the compensation of our directors and senior management, including:

•        reviewing and making recommendations regarding our Compensation Policy at least every three years;

•        recommending to the Board periodic updates to the Compensation Policy;

•        assessing implementation of the Compensation Policy;

•        approving compensation terms of executive officers, directors and employees affiliated with controlling shareholders; and

•        exempting certain compensation arrangements from the requirement to obtain shareholder approval under the Israel Companies Law.

Nasdaq Listing Standards and Section 16 of the Exchange Act

Under the NASDAQ corporate governance rules, we are required to maintain a compensation committee consisting of at least two independent directors. Each of the members of the compensation committee is required to be independent under the NASDAQ listing standards relating to compensation committee members, which are different from the general test for independence of board and members of other committees. In assessing independence, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member and determined that each of the members of the compensation committee satisfies those requirements. Additionally, transactions between us and our directors and executive officers will be considered exempt from short-swing liability under Section 16(b) of the Exchange Act if approved by our Board or a committee composed solely of two or more “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act (“Rule 16b-3”). Our Board has determined that each of the members of the compensation committee is a “non-employee director,” as defined in Rule 16b-3.

Compensation Committee Role

Our Board has adopted a compensation committee charter setting forth the responsibilities of the committee, which include:

•        reviewing and approving the granting of options and other incentive awards under the Company’s equity compensation plans to the extent such authority is delegated by our Board;

•        recommending the Company’s compensation policy and reviewing that policy from time to time both with respect to the CEO and other office holders and generally, including to assess the need for periodic updates;

•        reviewing and approving corporate goals relevant to the compensation of the CEO and other officers and evaluating the performance of the CEO and other officers; and

•        reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors.

The charter of the compensation committee is available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

Subject to applicable law, the compensation committee may delegate its authority to subcommittees established from time to time by the committee. Such subcommittees shall consist of one or more members of the committee or the board and shall report to the committee. The compensation committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the compensation committee.

Compensation Consultant

The compensation committee has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation and benefit programs. The compensation committee has retained Radford Surveys and Consulting (“Radford”) as its independent compensation advisor. Radford provides an objective perspective as to the reasonableness of our executive compensation programs and practices and their effectiveness in supporting our business and compensation objectives, as well as our equity compensation plans and amount of shares available for grants.

While Radford regularly consults with management in performing work requested by the compensation committee, it did not perform any separate additional services for management. The compensation committee has assessed the independence of Radford pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Radford from independently representing the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Aryeh (Arik) Dan and Mr. Jeff Dykan. Mr. Jeff Dykan serves as the chair of the nominating and governance committee. The nominating and governance committee meets as circumstances require, and held informal meetings and discussions during the year ended December 31, 2019.Our Board has adopted a nominating and corporate governance committee charter that sets forth the responsibilities of the nominating and corporate governance committee, which include:

•        overseeing and assisting our board in reviewing and recommending nominees for election as directors;

•        reviewing and evaluating recommendations regarding management succession;

•        assessing the performance of the members of our board; and

•        establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our Board a code of conduct.

The nominating and corporate governance committee considers proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the chairman of the nominating and corporate governance committee, c/o ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel 2069203. Other sources include referrals from other directors, members of management, the Company’s advisors. When considering a person to be recommended for nomination as a director, the nomination and governance committee evaluates, whether sourced by a shareholder or otherwise, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations).

The nominating and corporate governance committee has no specific policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes this diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board. Additionally, if at the time of election of a director, all of the members of the Board are of the same gender, the director to be elected must be of the other gender. The Company is currently conducting a search for a replacement female director for its current Board vacancy created by Mr. Peter Wehrly’s resignation. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for reelection, the nominating and corporate governance committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor and other relevant factors as determined by the Board.

The charter of the nominating and corporate governance committee is available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

Shareholder Communications with the Board

The Board recommends that shareholders initiate any communications with the Board in writing and send them care of our Chief Financial Officer at the following address: 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our Chief Financial Officer will forward such correspondence only to the intended recipients; however, prior to forwarding any correspondence our Chief Financial Officer will review such correspondence and, in his or her discretion, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Any employee may make confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters and may communicate directly with the chairman of the audit committee by letter to the above address, marked for the attention of the chairman, or by leaving a telephonic message on a dedicated employee hotline. Any written communication received from any interested party, including employees, regarding accounting, internal accounting controls or auditing matters are processed in accordance with procedures adopted by the audit committee.

Approval of Related Party Transactions Under Israeli Law

Disclosure of Personal Benefits or Other Interests of an Office Holder and Approval of Certain Transactions

The Israel Companies Law requires that an office holder promptly disclose to the board of directors any personal benefit or other interest that he or she may have, and all related material information or documents, concerning any existing or proposed transaction with the company. A personal benefit or other interest includes the individual’s own benefit or other interest and, in some cases, a personal benefit or other interest of such person’s relative or an entity in which such individual, or his or her relative, is a 5% or greater shareholder, director or general manager, or in which he or she has the right to appoint at least one director or the general manager, but does not include a personal benefit or other interest stemming only from ownership of our shares.

If an office holder has a personal benefit or other interest in a transaction, approval by the board of directors is required for the transaction. Once an office holder has disclosed his or her personal benefit or other interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. A company may not, however, approve a transaction or action unless it is in the best interests of the company, or if the office holder is not acting in good faith.

Special approval is required for an extraordinary transaction, which under the Israel Companies Law is defined as any of the following:

•        a transaction other than in the ordinary course of business;

•        a transaction that is not on market terms; or

•        a transaction that may have a material impact on a company’s profitability, assets or liabilities.

An extraordinary transaction in which an office holder has a personal benefit or other interest requires approval first by the company’s audit committee and subsequently by the board of directors. The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director requires approval first by the company’s compensation committee, then by the company’s board of directors and, if such compensation arrangement or an undertaking to indemnify or insure is inconsistent with the company’s compensation policy or if the office holder is the Chief Executive Officer (apart from a number of specific exceptions), then such arrangement is subject to shareholder approval by a simple majority, which must also include at least a majority of the shares voted by all shareholders who are neither controlling shareholders nor have a personal benefit or other interest in such compensation arrangement (alternatively, in addition to a simple majority, the total number of shares voted against the compensation arrangement by non-controlling shareholders and shareholders who do not have a personal benefit or other interest in the arrangement may not exceed 2% of our outstanding shares). We refer to this as the “Special Approval for Compensation”. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board of directors and shareholders by a simple majority, in that order, and under certain circumstances, a Special Approval for Compensation.

Generally, a person who has a personal benefit or other interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the board of directors or the audit committee (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the board of directors or the audit committee (as applicable) have a personal benefit or other interest in the approval of a transaction, then all directors may participate in discussions of the board of directors or the audit committee (as applicable) on such transaction and in the voting, but shareholder approval is also required for such transaction.

Disclosure of Personal Benefits or Other Interests of Controlling Shareholders and Approval of Certain Transactions

Pursuant to the Israel Companies Law, the disclosure requirements regarding personal benefits or other interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In this context, a controlling shareholder includes a shareholder who holds 25% or more of our outstanding shares if no other shareholder holds more than 50% of our outstanding shares. For this purpose, the holdings of all shareholders who have a personal benefit or other interest in the same transaction will be aggregated. The approval of the audit committee, the board of directors and the shareholders of the company, in that order, is required for (a) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal benefit or other interest, (b) our engagement with a controlling shareholder or his or her relative, directly or indirectly, for the provision of services to us, (c) the terms of engagement and compensation of a controlling shareholder or his or her relative who is not an office holder or (d) our employment of a controlling shareholder or his or her relative, other than as an office holder. In addition to shareholder approval by a simple majority, the transaction must be approved by a Special Majority.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless, with respect to certain transactions, the audit committee determines that the duration of the transaction is reasonable under the circumstances.

Arrangements regarding the compensation, indemnification or insurance of a controlling shareholder in his or her capacity as an office holder require the approval of the compensation committee, board of directors and shareholders, in that order, by a Special Majority, and the terms must be consistent with our Compensation Policy.

Pursuant to regulations promulgated under the Israel Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors, that would otherwise require approval of our shareholders may be exempt from shareholder approval upon certain determinations of the audit committee and board of directors. Under these regulations, we must publish these determinations, and a shareholder holding at least 1% of our outstanding shares may, within 14 days of after publication, demand shareholder approval despite such determinations.

Board Leadership Structure

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and remains free to make this determination from time to time in a manner that the Board deems most appropriate for our Company. Currently, we have separated the positions of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board (in collaboration with other members of the Board) sets the strategic direction of the Company, provides guidance to the management, sets the agenda for the Board meetings (in collaboration with the other members of the Board) and presides over meetings of the Board. We believe that separating these positions allows the Chairman of the Board to lead the Board in its fundamental role of providing direction and guidance to management, while allowing our CEO to focus on our day-to-day operations. In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the performance of the CEO. The Board believes it is important that the Company retain organizational flexibility to determine whether the roles of CEO and Chairman of the Board should be separated or combined.

Risk Management

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational (which itself includes cybersecurity matters), financial, regulatory and legal. The audit committee oversees management of financial risks (including liquidity and credit), approves all transactions with related persons and is primarily responsible for oversight of the Company’s financial reporting process and internal control over financial reporting. The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The nominating and corporate governance committee oversees the Company’s corporate governance programs, including the administration of the Code of Business Conduct and Ethics. The Board discharges its oversight responsibility through full reports by each committee chair regarding the relevant committee’s actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Meetings Attended by Directors

During the fiscal year ended December 31, 2019, the Board held a total of eighteen meetings, and each of our incumbent directors except for Mr. Ichiki, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees of the Board on which he served during the period in which he served.  Mr. Ichiki was unable to attend the meetings he missed due to work conflicts and timing issues, due to Mr. Ichiki’s residence in Japan. The Board regularly holds executive sessions in which only its independent directors meet, without management present. Although we do not maintain a formal policy regarding director attendance at the annual general meeting of shareholders, in 2019 Jeff Dykan, one of our directors, attended the annual general meeting of shareholders.

Code of Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, controller or principal accounting officer, or other persons performing similar functions, which fulfils applicable guidelines issued by the SEC. The full text of the Code of Business Conduct and Ethics is posted at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein. We will also provide a hard copy of our Code of Business Conduct and Ethics free of charge upon written request to ReWalk Robotics, Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit, 2026903, Israel. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code, we will disclose the nature of such amendment or waiver on our website within four business days to the extent required by the rules and regulations of the SEC. We granted no waivers under our Code of Business Conduct and Ethics in 2019.

Anti-Hedging Policy

Under our Insider Trading Policy, directors, officers and employees are restricted from engaging in short sales, standing orders (other than approved trading plans) or offer hedging in relation to their Company shares. In addition, the Company prohibits employees and directors from holding Company securities in a margin account.

AUDIT COMMITTEE REPORT

On behalf of the Board of Directors of ReWalk Robotics Ltd. (the “Company”), the audit committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. Management has the primary responsibility for the Company’s financial statements and financial reporting process, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with its oversight responsibility, the audit committee has reviewed and discussed with management and its independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2019 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019.

The audit committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee also discussed with the independent registered public accounting firm their independence from the Company and its management and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee met with the independent registered public accounting firm to discuss the results of its examinations and the overall quality of the Company’s financial reporting.

Based on the audit committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2019, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission. The audit committee has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and has asked the shareholders to ratify the selection.

The Audit Committee
Yohanan Engelhardt
Dr. John William Poduska
Wayne B. Weisman

The foregoing report of the audit committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2020, there were 12,930,159 ordinary shares outstanding, excluding ordinary shares issuable in connection with the exercise of outstanding warrants or outstanding options or upon the vesting of RSUs. The voting rights of all shareholders are the same. Each ordinary share is entitled to one vote upon each matter to be presented at the Meeting.

The following table sets forth certain information as of March 31, 2020, concerning the number of ordinary shares beneficially owned, directly or indirectly, by:

(1)    each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding ordinary shares;

(2)    each of our directors and director nominees;

(3)    each of our Named Executive Officers (as defined under “Summary Compensation Table” below); and

(4)    all of our directors and executive officers serving as of December 31, 2019, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC based on voting and investment power with respect to such shares. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2020, and shares subject to RSUs that were vested as of or will vest within 60 days of March 31 , 2020, are deemed to be outstanding and to be beneficially owned by the person holding such options, RSUs or warrants for the purpose of computing the percentage ownership of such person. However, such shares are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. All information with respect to the beneficial ownership of any principal shareholder has been furnished by such shareholder or is based on our filings with the SEC and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all the ordinary shares shown as beneficially owned, subject to community property laws, where applicable. The ordinary shares beneficially owned by our directors and officers may include shares owned by their respective family members, as to which such directors and officers disclaim beneficial ownership. Unless otherwise noted below, each shareholder’s address is c/o ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel.

Name	Number of Shares	Percentage of Shares
Principal Shareholders:
Named Executive Officers and Directors:
Larry Jasinski(1)	31,232	*
Jeff Dykan(2) (3)	62,685	*
Yohanan Engelhardt(4)	5,749	*
Wayne B. Weisman(2)(5)	66,313	*
Aryeh (Arik) Dan(6)	6,309	*
Yasushi Ichiki(6)	6,309	*
Dr. John William Poduska(7)	6,811	*
Chunlin (Allen) Han(8)	8,271	*
Ofir Koren(9)	3,915	*
Ori Gon(10)	4,361	*
All directors and executive officers as a group (10 persons)(11)	141,952	1.1%
____________

*	Ownership of less than 1%.
(1)	Consists of 4,258 ordinary shares and exercisable options to purchase 26,974 ordinary shares.
(2)
Based on filings made with the SEC, consists of 40,707 ordinary shares beneficially owned by SCP Vitalife Partners II, L.P. (“SCP Vitalife Partners II”), a limited partnership organized in the Cayman Islands, 13,596 ordinary shares beneficially owned by SCP Vitalife Partners (Israel) II, L.P. (“SCP Vitalife Partners Israel II”), a limited partnership organized in Israel, 2,480 ordinary shares beneficially owned by Vitalife Partners (Overseas) L.P. (“Vitalife Partners Overseas”), 820 ordinary shares beneficially owned by Vitalife Partners (Israel) L.P. (“Vitalife Partners Israel”), 829 ordinary shares beneficially owned by Vitalife Partners (D.C.M) L.P. (“Vitalife Partners DCM”) and 1,571 ordinary shares currently held by the Israel Innovation Authority (formerly known as the Office of the Chief Scientist of the State of Israel) (the “IIA”), that Vitalife Partners Overseas, Vitalife Partners Israel and Vitalife Partners DCM have the right to acquire from IIA. SCP Vitalife II Associates, L.P. (“SCP Vitalife Associates”), a limited partnership organized in the Cayman Islands, is the general partner of the SCP Vitalife Partners II and SCP Vitalife Partners Israel II, and SCP Vitalife II GP, Ltd. (“SCP Vitalife GP”), organized in the Cayman Islands, is the general partner of SCP Vitalife Associates. As such, SCP Vitalife GP may be deemed to beneficially own the 54,303 ordinary shares beneficially owned by SCP Vitalife Partners II and SCP Vitalife Israel Partners II. Jeff Dykan and Wayne B. Weisman are the directors of SCP Vitalife GP and, as such, share voting and dispositive power over the shares held by the foregoing entities. As such, they may be deemed to beneficially own 60,004 ordinary shares, consisting of the 54,303 ordinary shares beneficially owned by SCP Vitalife GP, as well as the ordinary shares beneficially owned by each of Vitalife Partners Overseas, Vitalife Partners Israel and Vitalife Partners DCM and held by IIA. The principal business address of SCP Vitalife Partners II, SCP Vitalife Associates, SCP Vitalife GP, and Messrs. Churchill and Weisman is c/o SCP Vitalife Partners II, L.P., 1200 Liberty Ridge Drive, Suite 300, Wayne, Pennsylvania 19087. The principal business address of SCP Vitalife Partners Israel II, Vitalife Partners Israel, Vitalife Partners Overseas, Vitalife Partners DCM, Mr. Dykan and Dr. Ludomirski is c/o SCP Vitalife Partners (Israel) II, L.P., 32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.

(3)	Consists of 2,181 ordinary shares and exercisable options to purchase 501 ordinary shares.
(4)	Consists of 5,749 ordinary shares.
(5)	Consists of 5,809 ordinary shares and exercisable options to purchase 501 ordinary shares.
(6)	Consists of 5,808 ordinary shares and exercisable options to purchase 501 ordinary shares.
(7)	Consists of 5,809 ordinary shares and exercisable options to purchase 1,002 ordinary shares
(8)	Consists of 8,271 ordinary shares.
(9)	Consists of 487 ordinary shares underlying, exercisable options to purchase 3,428 ordinary shares.
(10)	Consists of 634 ordinary shares underlying, exercisable options to purchase 3,727 ordinary shares.
(11)
Consists of (i) 104,817 ordinary shares directly or beneficially owned by the Company’s directors and executive officers; (ii) 37,135 ordinary shares constituting the cumulative aggregate number of options granted to the executive officers and directors that are currently exercisable or exercisable within 60 days of March 31, 2020.

DIRECTOR COMPENSATION

The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our Board during the year ended December 31, 2019, other than Mr. Larry Jasinski, our CEO, who did not receive additional compensation for his services as director and whose compensation is set forth in the Summary Compensation Table found elsewhere in this Proxy Statement.

Name	Fees Earned in Cash ($)		RSU Awards ($)		Total ($)
Jeff Dykan	—		25,000	(1)	25,000
Ning Cong	—		25,000	(1)(2)	25,000
Aryeh (Arik) Dan	—		25,000	(1)	25,000
Yohanan Engelhardt	45,313	(4)	25,000	(1)	70,313
Chunlin (Allen) Han			30,000	(2)(3)	30,000
Yasushi Ichiki	—		25,000	(1)	25,000
Dr. John William Poduska	48,949	(5)	25,000	(1)	73,949
Peter Wehrly	38,608	(6)	25,000	(1)	63,608
Wayne B. Weisman	—		25,000	(1)	25,000
____________

(1)
Amounts represent the aggregate grant date fair value of an award of 4,659 RSUs issued under the 2014 Equity Incentive Plan (the “2014 Plan”) as an annual award to the applicable directors, computed in accordance with FASB ASC Topic 718. The fair value of RSUs granted is determined based on the price of the Company’s ordinary shares on the date of grant. All RSUs become vested and exercisable in four equal quarterly installments starting three months following the grant date. The valuation assumptions used in determining such amounts are described in Notes 2k and 8c to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	Ms. Cong, who was designated by our shareholder Timwell Corporation Limited (“Timwell”), resigned from the Board of Directors effective May 14, 2019, and the 4,659 RSUs that were granted to her as an annual award to incumbent directors were terminated prior to the vesting of any RSUs under such grant. Mr. Han replaced her as Timwell’s designee effective on May 15, 2019, and was removed without cause by the Board effective April 7, 2020.
(3)	Amounts represent the aggregate grant date fair value of an award of 11,029 RSUs under the 2014 Plan, computed in accordance with FASB ASC Topic 718. The fair value of RSUs granted is determined based on the price of the Company’s ordinary shares on the date of grant. All RSUs become vested and exercisable in four equal quarterly installments starting three months following the grant date. The valuation assumptions used in determining such amounts are described in Notes 2k and 8c to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.
(4)	Represents $23,638 earned by Mr. Engelhardt as an annual retainer for serving as an external director on the Board of Directors, $13,232 for attending meetings of the Board of Directors, $4,577 for serving as the chairman of the audit committee and $3,866 for serving as a member of the Company’s finance committee established for its securities offerings. For more information on external directors, see “Opt-Out of Certain Israel Companies Law Requirements” above.
(5)	Represents $23,638 earned by Dr. Poduska as an annual retainer for serving as an external director on the Board of Directors, $12,676 for attending meetings of the Board of Directors, $4,577 for serving as a member of the audit committee, $4,192 for serving as the chairman of the compensation committee and $3,866 for serving as a member of the Company’s finance committee established for its securities offerings. For more information on external directors, see “Opt-Out of Certain Israel Companies Law Requirements” above.
(6)	Represents $23,638 earned by Mr. Wehrly as a portion of the annual retainer for serving as a member of the Board of Directors, $10,775 for attending meetings of the Board of Directors and $4,195 for serving as a member of the audit committee. Mr. Wehrly resigned from the Board of Directors effective March 15, 2020.

The aggregate number of ordinary shares subject to outstanding options and RSU awards for each of our non-employee directors as of December 31, 2019 is shown below. Information regarding Mr. Jasinski’s outstanding equity awards as of December 31, 2019 is set forth in the Outstanding Equity Awards Table found elsewhere in this Proxy Statement.

Name	Number of Shares
Jeff Dykan	1,666	(1)
Ning Cong	—
Aryeh (Arik) Dan	1,666
Yohanan Engelhardt	1,165
Chunlin (Allen) Han	5,515
Yasushi Ichiki	1,666
Dr. John William Poduska	2,167
Peter Wehrly	2,000
Wayne B. Weisman	1,666	(2)
____________

(1)	See “Security Ownership of Certain Beneficial Owners and Management” above for further information on Mr. Dykan’s holdings in our ordinary shares.
(2)	See “Security Ownership of Certain Beneficial Owners and Management” above for further information on Mr. Weisman’s holdings in our ordinary shares.

Cash compensation for our independent, non-employee directors’ services is governed by previous decisions of our compensation committee, Board and shareholders. In accordance with these decisions, we pay our independent, non-employee directors the maximum annual cash fee and the maximum per meeting cash attendance fee for experts set forth in certain regulations promulgated under the Israel Companies Law for companies that have external directors. (We did not change this compensation after February 8, 2018, when, as described above under “Opt-Out of Certain Israel Companies Law Requirements,” we opted out of the Israel Companies Law requirement that our Board include at least two directors each of whom satisfies the requirements of an “external director” under the Israel Companies Law.) Accordingly, in 2019 we paid our independent, non-employee directors, Peter Wehrly and Yohanan Engelhardt, and our at-large-director, Dr. John William Poduska, NIS 83,480 (approximately $23,200 based on current exchange rates) per year and NIS 3,300 (approximately $920 based on current exchange rates) per meeting attended in person, and 60% of such amount (approximately $550 based on current exchange rates) for attending any meeting by telephone and 50% of such amount (approximately $460 based on current exchange rates) for any action by written consent. We do not pay cash compensation to directors who are nominees of our principal shareholders, and therefore through the end of the first quarter of 2020 we did not pay cash compensation to Aryeh (Arik) Dan, Jeff Dykan, Yasushi Ichiki, Wayne B. Weisman and Allen (Chunlin) Han, who served on our Board until April 7, 2020. Additionally, Ning Cong did not receive any cash compensation as she resigned from our Board effective May 14, 2019. In accordance with a finding by our Compensation Committee that Messrs. Dan, Dykan, Ichiki and Weisman should no longer be considered directors who are nominees of our principal shareholders, we began paying them cash compensation effective April 1, 2020.

Additionally, each independent, non-employee director currently receives upon his or her appointment RSUs to purchase ordinary shares, with such RSUs having a value based on the Black-Scholes model equal to $30,000 on the date of grant and an annual grant of RSUs to purchase ordinary shares, with such RSUs having a value based on the Black-Scholes model equal to $25,000 on the date of grant, all of which vest ratably in four equal quarterly installments starting three months from the date of grant with the vesting of such RSUs to be accelerated upon certain change of control events in accordance with the Company’s standard policy. In addition, each director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or committees. Directors are also indemnified and insured by us for actions associated with being a director to the extent permitted under Israeli law. For further discussion, see “Certain Relationships and Related Transactions—Agreements with Directors and Officers.” Further, none of our non-employee directors receive any benefits upon termination of their directorship positions. Our non-employee directors are eligible to receive awards under certain of our equity compensation plans described below under “Executive Compensation—Equity Compensation Plans.” The compensation committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board.

EXECUTIVE COMPENSATION

As a smaller reporting company, we have opted to comply with the executive compensation rules otherwise applicable to “smaller reporting companies,” as such term is defined in Rule 12b-2 under the Exchange Act.

Summary Compensation Table

The table below provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2018 and December 31, 2019 by (1) all individuals who served as our Chief Executive Officer during any part of the year ended December 31, 2019 and (2) our two most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers as of December 31, 2019 (together, our “Named Executive Officers”)

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Larry Jasinski, Chief Executive	2019	391,400	82,194	13,320	(5)	66,598	(7)	—		553,512
Officer and Director(4)	2018	388,550	98,936	47,031	(6)	235,156	(8)	—		769,673
OriGon,	2019	177,695	15,778	14,175	(10)	—		69,195	(13)	276,843
Chief Financial Officer(9)	2018	163,327	17,348	34,645	(11)	181,551	(12)	65,078	(14)	461,949
Ofir Koren,	2019	194,075	17,233	11,812	(15)	—		75,665	(18)	298,785
Vice President, Research & Development and Regulatory(9)	2018	185,162	18,947	14,109	(16)	70,547	(17)	76,971	(19)	365,736

(1)	Represents one-time discretionary cash bonuses to each of the Named Executive Officers.
(2)
Amounts represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The fair value of Restricted Stock Units (RSUs) granted is determined based on the price of the Company’s ordinary shares on the date of grant. The fair value of options awards was estimated at the date of grant using a Black-Scholes-Merton option pricing model with assumptions related to expected volatility, risk free rate, dividend yield, expected term (in years) and ReWalk share price.

(3)
Amounts reported in this column include benefits and perquisites, including those mandated by Israeli law.  Such benefits and perquisites include payments, contributions and/or allocations for social benefits and car expenses.

(4)	Mr. Jasinski does not receive any additional compensation for his services as a director. See “Director Compensation” above.
(5)
Consists of 2,485 RSUs that were granted under the 2014 Plan to Mr. Jasinski on March 27, 2019, which vest ratably in four equal annual installments starting on the first anniversary of the grant date.

(6)	Consists of 43,750 RSUs that were granted under the 2014 Plan to Mr. Jasinski on May 3, 2018, which vest ratably in four equal annual installments starting on the first anniversary of the grant date.
(7)
Consists of options to purchase 12,425 ordinary shares that were granted to Mr. Jasinski on March 27, 2019, with 25% of the options to vest on the first anniversary of the grant date and 6.25% of the options to vest and become exercisable on a quarterly basis thereafter. The options will also vest as follows: (A) 100% of the then-unvested options shall automatically vest upon the occurrence of an “Exit Event” (as defined below in this footnote) and the termination of Mr. Jasinski’s employment within 12 months following such Exit Event, other than a termination for cause (as defined in Mr. Jasinski’s employment agreement with the Company, as described below); or (B) upon a termination of Mr. Jasinski’s employment by the ReWalk Robotics, Inc., our wholly-owned U.S. subsidiary (the “Subsidiary”) without “cause” or by Mr. Jasinski for “Good Reason” (both as defined in Mr. Jasinski’s employment agreement) prior to an Exit Event, any unvested options that would have vested during the six months following the effective date of such termination had Mr. Jasinski remained employed by the Subsidiary during such period will automatically vest. “Exit Event” means (i) a sale of all or substantially all of the assets of the Company, (ii) a sale (including an exchange) of all or substantially all of the shares of the Company, (iii) a merger, acquisition, consolidation or amalgamation in which the Company is not the surviving corporation, (iv) a reverse merger in which the Company is the surviving corporation but the shares of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities and/or cash or otherwise, (v) a scheme of arrangement for the purpose of effecting such sale, merger, acquisition, consolidation or amalgamation or (vi) such other transaction that is determined by the Board to be a transaction having a similar effect.

(8)
Consists of options to purchase 218,750 ordinary shares that were granted under the 2014 Plan to Mr. Jasinski on May 3, 2018, with 25% of the options to vest on the first anniversary of the grant date and 6.25% of the options to vest and become exercisable on a quarterly basis thereafter.

(9)
The amounts set forth for each of Mr. Gon and Mr. Koren in the columns “Salary,” “Non-Equity Incentive Plan,” and “All Other Compensation” represent payments, contributions and/or allocations that were made in NIS, and have been translated to US dollars according to the average exchange rate on the applicable period.

(10)	Consists of 4,500 RSUs that were granted under the 2014 Plan to Mr. Gon on June 1, 2019, which vest ratably in three equal annual installments starting on the first anniversary of the grant.
(11)
Consists of 17,857 RSUs that were granted under the 2014 Plan to Mr. Gon on February 22, 2018 in connection with his appointment as Chief Financial Officer, and 13,125 RSUs that were granted to Mr. Gon on May 3, 2018. The RSUs vest ratably in four equal annual instalments starting on the first anniversary of the applicable grant date.

(12)
Consists of options to purchase 96,525 ordinary shares that were granted under the 2014 Plan to Mr. Gon on February 22, 2018 in connection with his appointment as Chief Financial Officer, and options to purchase 65,625 ordinary shares that were granted under the 2014 Plan to Mr. Gon on May 3, 2018, with 25% of the options to vest on the first anniversary of the applicable grant date and 6.25% of the options to vest and become exercisable on a quarterly basis thereafter.

(13)
Consists of $50,679 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $18,516 with respect to Mr. Gon’s personal use of a Company-leased car.

(14)
Consists of $47,424 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $17,654 with respect to Mr. Gon’s personal use of a Company-leased car.

(15)	Consists of 3,750 RSUs that were granted under the 2014 Plan to Mr. Koren on June 1, 2019, which vest ratably in three equal annual installments starting on the first anniversary of the grant date.
(16)	Consists of 13,125 RSUs that were granted to Mr. Koren on May 3, 2018, which vest ratably in four equal annual installments starting on the first anniversary of the grant date.
(17)
Consists of options to purchase 65,625 ordinary shares that were granted under the 2014 Plan to Mr. Koren on May 3, 2018, with 25% of the options to vest on the first anniversary of the grant date and 6.25% of the options to vest and become exercisable on a quarterly basis thereafter.

(18)
Consists of $53,201 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $22,464 with respect to Mr. Koren’s personal use of a Company-leased car.

(19)
Consists of $51,231 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $25,740 with respect to Mr. Koren’s personal use of a Company-leased car.

Employment Agreements of Named Executive Officers

Larry Jasinski, our Chief Executive Officer, previously entered into employment agreement with our Subsidiary, and Ofir Koren, our Vice President, Research & Development and Regulatory, and Ori Gon, our Chief Financial Officer, previously entered into employment agreements with us. These employment agreements set forth their respective terms of employment, which terms are generally applicable to all of our executives, covering matters such as vacation, health, and other benefits. The following are descriptions of the material terms of our Named Executive Officers’ employment agreements.

Larry Jasinski

On January 17, 2011, we entered into an employment agreement with Mr. Jasinski, pursuant to which he has served as the Chief Executive Officer of the Company since February 12, 2012. The employment agreement provides for an annual base salary, subject to annual increases in the discretion of, the Company, and an annual performance bonus. In accordance with previous shareholder approvals, the annual base salary is currently $391,400. The annual performance bonus was originally set at up to 35% of annual base salary. In 2016, this was increased to an annual performance bonus of up to 60% of annual base salary for achieving 100% of targets (with adjustment upward or downward for performance exceeding or failing to meet such objectives, respectively).  In the event that Mr. Jasinski’s employment is terminated by the Company without cause (as defined in the employment agreement), or if Mr. Jasinski terminates his employment for “Good Reason” (as defined in the employment agreement), he will be entitled to certain severance payments and benefits, including: (i) a lump sum payment equal to 90 days of his base salary, (ii) an annual performance bonus (calculated based on the assumption that to the extent performance objectives were achieved in the six-month period preceding his termination, they will also be achieved in the six months following termination), (iii) reimbursement for any COBRA or other medical, dental and vision premiums for twelve months following his termination and (iv) continued participation for a period of twelve months in any employee and executive benefit programs in effect as of his termination and reimbursement for the premium or other fees associated with continuation in any insurance program available to the Company’s employees as a non-employee or in a comparable program if participation as a non-employee would be barred. The employment agreement further provides that if Mr. Jasinski’s employment is terminated without cause or by Mr. Jasinski for Good Reason, any unvested portion of the options which would have vested during the six months following such termination had Mr. Jasinski remained employed by the Company, will automatically vest. If Mr. Jasinski terminates his employment without Good Reason, he will be entitled to receive a pro-rated amount of his annual performance bonus as determined in good faith by the Board. Mr. Jasinski is not entitled to any severance if he is terminated by the Company for cause.

The employment agreement is governed by the laws of the State of Delaware and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for 12 months following termination of employment) and trade secrets and inventions clauses.

Ofir Koren

On January 15, 2013, we entered into an employment agreement with Mr. Ofir Koren. Pursuant to the employment agreement, Mr. Koren was appointed as our Vice President, Research and Development.  The employment agreement, as amended, is not for any specific term and may be terminated by either party upon three months’ prior written notice (the “Notice Period”).

Pursuant to the employment agreement, Mr. Koren was entitled to an annual base salary of NIS 540,000 (approximately $150,000 based on current exchange rates), subject to increases as may be determined from time to time by the compensation committee. The amount of Mr. Koren’s annual base salary was subsequently amended by the Company’s compensation committee to be equal to NIS 701,964 (approximately $195,000 based on current exchange rates). Pursuant to the employment agreement, Mr. Koren was also entitled to an annual performance bonus equal to up to 20% of his annual base salary. The amount of the annual performance bonus has been subsequently amended by the Company’s compensation committee to be equal to up to 25% of Mr. Koren’s annual base salary. Mr. Koren will be entitled to his bonus post-termination, to the extent that he is terminated other than for cause (as defined in his employment agreement) after achieving his performance target but before receiving his bonus. Mr. Koren is also entitled to use of a Company-provided car and related maintenance expenses (returnable to the Company upon termination of employment). In the event that Mr. Koren’s employment is terminated by the Company (except if terminated by the Company for cause) or by Mr. Koren, Mr. Koren may be entitled to receive severance pay in such amounts as determined under and accordance with Section 14 of the Israel Severance Pay Law 5723-1963.

Mr. Koren’s employment agreement is governed by the laws of the State of Israel and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months following termination of employment) and trade secrets and inventions clauses. The Company may also terminate Mr. Koren’s employment immediately without providing prior notice (i) for cause (as defined in his employment agreement) or (ii) if the Company pays Mr. Koren a lump sum equal to the salary to which he would have been entitled during the Notice Period.

Ori Gon

On January 4, 2018, the Board appointed Mr. Ori Gon as Chief Financial Officer of the Company, effective February 22, 2018. On March 1, 2018, the Company entered into an amendment, effective as of the date of Mr. Gon’s appointment, to the employment agreement entered into on May 25, 2015 in connection with his previous employment by the Company. Pursuant to the terms of the amended employment agreement, Mr. Gon is entitled to (i) an annual base salary of NIS 642,720 (following annual increases) (approximately $178,000 at current exchange rates), subject to increases as may be determined from time to time by the compensation committee of the Board, (ii) an annual performance bonus up to 25% of annual base salary, subject to the achievement of objectives as determined by the compensation committee of the Board, and (iii) use of a Company-provided car and related maintenance expenses (returnable to the Company upon termination of employment). Pursuant to the Amendment, effective February 22, 2018, Mr. Gon also received, under the Company’s 2014 Incentive Compensation Plan, (i) options to purchase 96,525 ordinary shares of the Company, at an exercise price of $1.15, one-fourth of which become vested and exercisable on the first anniversary of the date of the grant, with the remaining options vesting in twelve equal quarterly instalments thereafter, and (ii) restricted share units (“RSUs”) for 17,857 ordinary shares, which vest in four equal annual instalments starting on the first anniversary of the date of grant. The terms of the options and the RSUs are materially consistent with the Company’s forms of option and RSU award agreements for employees and executive officers as previously filed with the SEC. In the event that Mr. Gon’s employment is terminated by the Company or Mr. Gon, Mr. Gon may be entitled to receive severance pay in such amounts as determined in accordance with the Israel Companies Law. The employment agreement is not for any specific term and may be terminated by either party at will upon three months’ prior written notice. The Company may also terminate Mr. Gon’s employment immediately without providing prior notice (i) for cause (as defined in the employment agreement) or (ii) if the Company pays Mr. Gon a lump sum equal to the salary to which he would have been entitled during the notice period. Mr. Gon’s employment agreement is governed by the laws of the State of Israel and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months and 24 months, respectively, following termination of employment) and trade secrets and inventions clauses.

2019 Non-Equity Incentive Plan

All employees who have bonus features in their employment agreements, including our named executive officers, were eligible to participate in a non-equity incentive plan for fiscal year 2019, pursuant to which employees were eligible to receive a bonus with respect to their performance in such year. Each employee’s target was equal to a specified percentage of his or her base salary, and the actual bonus is paid based on the achievement of certain business and personal performance objectives for the 2019 fiscal year. Not all goals need to be met to receive a portion of the bonus. The business performance objective under the non-equity incentive plan for 2019 was based on achieving specified financial goals or milestones as set forth in the Compensation Policy as approved by the Company’s shareholders. These objectives were allocated as 40% for revenue targets, 15% for product development targets and 25% for cash management targets. A personal performance objective, which is subjective in nature, made up the remaining 20%.

If the target is met in all categories of the business performance objective, 100% of the employee’s bonus is paid. If certain lower targets are met with respect to revenue, reimbursement and product development, between 50% and 75% of the employee’s bonus will be paid. If targets are exceeded in all categories of the business performance objective, 150% of the bonus will be paid.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards as of December 31, 2019, for each Named Executive Officer:

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2)($)
Larry Jasinski	5/1/2012	(3)	6,619	—	32.93	5/1/2022
	5/10/2012	(4)	3,308	—	32.93	5/10/2022
	12/24/2013	(5)	5,641	—	37.14	12/24/2023
	6/27/2017	(6)	1,875	3,125	52.50	6/27/2027
	5/3/2018	(7)	3,281	5,468	26.88	5/3/2028
	3/27/2019	(8)	—	12,425	5.37	3/27/2029
	5/24/2016	(9)					100	216
	6/27/2017	(10)					500	1,080
	10/5/2017	(11)					1,045	2,257
	5/3/2018	(12)					1,313	2,836
	3/27/2019	(13)					2,485	5,368
Ori Gon	2/22/2018	(14)	1,689	2,172	28.75	2/22/2028
	5/3/2018	(7)	984	1,641	27.11	5/3/2028
	5/18/2016	(15)					38	82
	4/18/2017	(16)					150	324
	10/5/2017	(11)					31	67
	2/22/2018	(17)					535	1,156
	5/03/2018	(12)					394	851
	6/01/2019	(18)					4,500	9,720

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2)($)
Ofir Koren	7/17/2013	(19)	75	—	32.93	7/17/2023
	12/24/2013	(20)	676	—	37.14	12/24/2023
	4/18/2017	(21)	937	563	50.00	4/18/2027
	5/3/2018	(7)	984	1,641	26.88	5/3/2028
	5/18/2016	(15)					34	73
	4/18/2017	(16)					150	324
	10/5/2017	(11)					180	389
	5/3/2018	(12)					394	851
	6/1/2019	(18)					3,750	8,100
____________

(1)	Represents grant dates of the stock option and RSU awards.
(2)
The amount listed in this column represents the product of the closing market price of the Company’s ordinary shares as of December 31, 2019 ($2.16) multiplied by the number of shares subject to the award.

(3)	Option awards became vested and exercisable a rate of 1/12th the original number of ordinary shares subject thereto on a quarterly basis commencing on May 1, 2012.
(4)	Option awards became vested and exercisable a rate of 1/12th the original number of ordinary shares subject thereto on a quarterly basis commencing on May 10, 2012.
(5)	Option awards became vested and exercisable a rate of 1/48th the original number of ordinary shares subject thereto on a quarterly basis commencing on January 23, 2014.
(6)
Option awards vested with respect to 1/4th of the original number of ordinary shares subject thereto on June 27, 2018 and vest thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on September 27, 2018 and ending on June 27, 2021.

(7)
Option awards vest with respect to 1/4th of the original number of ordinary shares subject thereto on May 3, 2019 and thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on August 3, 2019 and ending on May 3, 2022.

(8)
Option awards vest with respect to 1/4th of the original number of ordinary shares subject thereto on March 27, 2020 and thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on June 27, 2019 and ending on March 27, 2023.

(9)
RSUs vested with respect to 1/4th of the original number of ordinary shares subject thereto on May 24, 2017 and vest thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on August 24, 2017 and ending on May 24, 2020.

(10)	RSUs vested with respect to 1/4th of the original number of shares on an annual basis commencing on June 27, 2018 and ending on June 27, 2021.
(11)
RSUs vested with respect to 1/3rd of the original number of shares on an annual basis commencing on October 5, 2018 and ending on October 5, 2020. The RSUs were granted in connection with the cancellation of certain underwater stock options as part of the Equity Exchange Program.

(12)	RSUs vested with respect to 1/4th of the original number of shares on an annual basis commencing on May 3, 2019 and ending on May 3, 2022.
(13)	RSUs vested with respect to 1/3rd of the original number of shares on an annual basis commencing on March 27, 2020 and ending on March 27, 2022
(14)
Option awards vest with respect to 1/4th of the original number of ordinary shares subject thereto on February 22, 2019 and thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on May 22, 2019 and ending on May 22, 2022.

(15)
RSUs vested with respect to 1/4th of the original number of ordinary shares subject thereto on May 18, 2017 and vested thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on August 18, 2017 and ending on May 18, 2020.

(16)	RSUs vested with respect to 1/4th of the original number of shares on an annual basis commencing on April 18, 2018 and ending on April 18, 2021.
(17)
RSUs vested with respect to 1/4th of the original number of ordinary shares subject thereto on February 22, 2019 and vest thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on May 22, 2019 and ending on May 22, 2022.

(18)	RSUs vest with respect to 1/3rd of the original number of shares on an annual basis commencing on June 1, 2020 and ending on June 1, 2022
(19)
Option awards vested with respect to 1/48th of the original number of ordinary shares subject thereto on July 17, 2014, and vested thereafter at a rate of 1/48th of the original number of shares on a monthly basis ending on June 1, 2017.

(20)
Option awards vested with respect to 1/48th of the original number of ordinary shares subject thereto on January 24, 2014, and vested thereafter at a rate of 1/48th of the original number of shares on a monthly basis ending on December 1, 2017.

(21)
Option awards vested with respect to 1/4th of the original number of ordinary shares subject thereto on April 18, 2018 and vest thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on July 18, 2018 and ending on April 18, 2021.

EQUITY COMPENSATION PLANS

2014 Equity Incentive Plan

On August 19, 2014, we adopted the 2014 Plan. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, RSUs, cash-based awards, other stock-based awards and dividend equivalents to our company’s and our affiliates’ respective employees, non-employee directors and consultants. Pursuant to an “evergreen” provision, the reserved pool of shares under the 2014 Plan increases on January 1 of each calendar year during the term of the 2014 Plan by a number of shares equal to the lesser of: (i) 38,880, (ii) 4% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by our Board. The reserved pool of shares under the 2014 Plan also includes (i) the number of shares available for issuance under our 2012 Equity Incentive Plan, our 2012 Israeli Sub Plan and our 2006 Stock Option Plan (collectively, the “Prior Plans”) as of the effective date of the 2014 Plan (in an amount not to exceed 5,124 shares) and (ii) shares underlying awards that are forfeited, cancelled or terminated, expire unexercised or are settled in cash in lieu of issuance, in each case, under the Prior Plans, in an amount not to exceed 44,627 ordinary shares. From and after the effective date of the 2014 Plan, no further grants or awards shall be made under the Prior Plans. Generally, shares that are forfeited, cancelled, terminated or expire unexercised or settled in cash in lieu of issuance of shares under the 2014 Plan shall be available for issuance under new awards. Generally, any shares tendered or withheld under the 2014 Plan to pay the exercise price, purchase price of an award, or any withholding taxes shall be available for issuance under new awards. Shares delivered pursuant to “substitute awards” (awards granted in assumption or substitution of awards granted by a company acquired by us) shall not reduce the shares available for issuance under the 2014 Plan. As of December 31, 2019, there were 126,811 ordinary shares subject to outstanding awards under the 2014 Plan, including options to purchase 52,024 ordinary shares and 62,378 ordinary shares underlying unvested RSUs, and 12,409 shares available for future grants.

The 2014 Plan is administered by the compensation committee which has authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the plan. Awards under the 2014 Plan may be granted until ten years after the date on which the 2014 Plan was approved by our shareholders.

The terms of options granted under the 2014 Plan, including the exercise price, vesting provisions and the duration of an option, shall be determined by the compensation committee and set forth in an award agreement. Except as provided in the applicable award agreement, or in the discretion of the compensation committee, an option may be exercised only to the extent that it is then exercisable and shall terminate immediately upon a termination of service of the grantee.

Stock appreciation rights (“SARs”) are awards entitling a grantee to receive a payment representing the difference between the base price per share of the right and the fair market value of a share on the date of exercise. SARs may be granted in tandem with an option or independent and unrelated to an option. The terms of SARs granted under the 2014 Plan, including the base price per share, vesting provisions and the duration of an SAR, shall be determined by the compensation committee and set forth in an award agreement. Except as provided in the applicable award agreement, or in the discretion of the compensation committee, a SAR may be exercised only to the extent that it is then exercisable and shall terminate immediately upon a termination of service of the grantee. At the discretion of the compensation committee, SARs will be payable in cash, ordinary shares or equivalent value or some combination thereof.

Restricted stock awards are ordinary shares that are awarded to a grantee subject to the satisfaction of the terms and conditions established by the compensation committee in the award agreement. Until such time as the applicable restrictions lapse, restricted shares are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the grantee who holds those shares.

RSUs are awards covering a number of hypothetical units with respect to shares that are granted subject to such vesting and transfer restrictions and conditions of payment as the compensation committee may determine in an award agreement. RSUs are payable in cash, ordinary shares of equivalent value or a combination thereof.

The 2014 Plan provides for the grant of cash-based award and other stock-based awards (which are equity-based or equity related award not otherwise described in the 2014 Plan). The terms of such cash-based awards or other stock-based awards shall be determined by the compensation committee and set forth in an award agreement.

The compensation committee may grant dividend equivalents based on the dividends declared on shares that are subject to any award. Dividend equivalents may be subject to any limitations and/or restrictions determined by the compensation committee and shall be converted to cash or additional shares by such formula and at such time, and shall be paid at such times, as may be determined by the compensation committee.

In the event of any dividend (excluding any ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares or similar event (including a change in control) that affects the ordinary shares, the compensation committee shall make any such adjustments in such manner as it may deem equitable, including, but not limited to, any or all of the following: (i) adjusting the number of shares available for grant under the 2014 Plan, (ii) adjusting the terms of outstanding awards, (iii) providing for a substitution or assumption of awards and (iv) cancelling awards in exchange for a payment in cash. In the event of a change of control, each outstanding award shall be treated as the compensation committee determines, including, without limitation, (i) that each award be honored or assumed, or equivalent rights substituted therefor, by the new employer or (ii) that all unvested awards will terminate upon the change in control. Notwithstanding the foregoing, in the event that it is determined that neither (i) or (ii) in the preceding sentence will apply, all awards will become fully vested.

2014 U.S. Sub Plan

The 2014 U.S. Sub Plan applies to grantees that are subject to U.S. federal income tax. The 2014 U.S. Sub Plan provides that options granted to the U.S. grantees will either be incentive stock options pursuant to Section 422 of the Internal Revenue Code or nonstatutory stock options. Options, other than certain incentive stock options described below, must have an exercise price not less than 100% of the fair market value of an underlying share on the date of grant. Incentive stock options that are not exercised within ten years from the grant date expire, provided that incentive stock options granted to a person holding more than 10% of our voting power will expire within five years from the date of the grant and must have an exercise price at least equal to 110% of the fair market value of an underlying share on the date of grant. The number of shares available under the 2014 Plan for grants of incentive stock options shall be the total number of shares available under the 2014 Plan subject to any limitations under the Internal Revenue Code and provided that shares delivered pursuant to “substitute awards” shall reduce the shares available for issuance of incentive stock options under the 2014 Plan. It is the intention that no award shall be deferred compensation subject to Section 409A of the Internal Revenue Code unless and to the extent that the compensation committee specifically determines otherwise. If the compensation committee determines an award will be subject to Section 409A of the Internal Revenue Code such awards shall be intended to comply in all respects with Section 409A of the Code, and the 2014 Plan and the terms and conditions of such awards shall be interpreted and administered accordingly.

2012 Equity Incentive Plan

On March 30, 2012, we adopted our 2012 Equity Incentive Plan, or the 2012 Plan, which was approved by our shareholders on the same date. The 2012 Plan provides for the grant of options, restricted shares, restricted share units, share appreciation rights, performance units, performance shares and other shares or cash awards to our company’s and our affiliates’ respective employees, directors and consultants. As of December 31, 2019, options to purchase 22,002 ordinary shares were outstanding under the 2012 Plan. The 2012 Plan was terminated on August 19, 2014, although option awards outstanding as of that date will continue in full force in accordance with the terms under which they were granted. In the event that any award shall for any reason expire or terminate without having been exercised or paid in full, the shares not acquired shall revert to the 2014 Plan and again become available for issuance. Following the termination of the 2012 Plan, awards may no longer be granted under the plan.

The 2012 Plan is administered by our Board, unless and until the board delegates administration to a committee, which shall determine the grantees of awards and the terms of the grant, including, exercise prices, vesting schedules, acceleration of vesting and the other matters necessary in the administration of the 2012 Plan. Awards under the 2012 Plan may be granted until ten years after the date on which the 2012 Plan was approved by our shareholders.

Options granted under the 2012 Plan are either incentive share options pursuant to Section 422 of the Internal Revenue Code or nonstatutory share options. Options generally vest as determined by the board or committee. Options, other than certain incentive share options described below, must have an exercise price not less than 100% of the fair market value of an underlying share on the date of grant. Options, other than certain incentive share options described below, that are not exercised within ten years from the grant date expire, unless otherwise determined by our Board or its designated committee, as applicable. Incentive share options granted to a person holding more than 10% of our voting power will expire within five years from the date of the grant and must have an exercise price at least equal to 110% of the fair market value of an underlying share on the date of grant. Unless otherwise provided in an option agreement, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may generally exercise options that have vested prior to termination within a period of one year from the date of disability or death (or the expiration of the term of the option, if earlier). If a grantee’s employment or service is terminated for any other reason, the grantee may generally exercise his or her vested options within 90 days of the date of termination (or the expiration of the term of the option, if earlier).

Share appreciation rights are awards entitling a grantee to receive a payment representing the difference between the base price per share of the right and the fair market value of a share on the date of exercise subject to any terms or conditions as the board or committee may determine in the award agreement. Share appreciation rights are payable in cash, shares of equivalent value or a combination thereof.

Restricted share awards are ordinary shares that are awarded to a grantee subject to the satisfaction of the terms and conditions established by the board or committee in the award agreement. Until such time as the applicable restrictions lapse, restricted shares are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares.

RSUs are awards covering a number of hypothetical units with respect to shares that are granted subject to such vesting and transfer restrictions and conditions of payment as the board or committee may determine. Restricted share units are payable in cash, shares of equivalent value or a combination thereof.

Performance share awards are awards denominated in shares which may be earned in whole or part upon attainment of performance goals or other vesting criteria as the board or committee may determine.

Performance units are awards covering a number of hypothetical units with respect to shares that may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the board or committee may determine. Performance units are payable in cash, shares of equivalent value or a combination thereof.

Awards under the 2012 Plan may be made subject to performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement.

In the event that any change is made to the shares without consideration to the company (through merger, consolidation, reorganization, recapitalization, share dividend or similar event), the class and number of shares available for issuance, maximum award limits and any outstanding awards under the 2012 Plan will be appropriately adjusted. In the event of a change in control, either (i) the surviving entity may assume and continue outstanding awards (or substitute similar awards) in all or in part or (ii) if the surviving entity does not assume and continue awards (or substitute similar awards), unvested awards will be forfeited and vested awards shall terminate if not exercised at or prior to the change in control. Notwithstanding the foregoing, in the event of a change in control, the board, in its discretion, may accelerate the vesting of any or all awards, in whole or in part.

2012 Israeli Sub Plan

The 2012 Israeli Sub Plan provides for the grant by us of awards pursuant to Sections 102 and 3(i) of the Israeli Income Tax Ordinance (the “Ordinance”) and the rules and regulations promulgated thereunder. The 2012 Israeli Sub Plan provides for options and share awards to be granted to our or our affiliates’ employees, directors and officers who are not “Controlling Shareholders,” as defined in the Ordinance, and who are considered Israeli residents, to the extent that such options or awards either are (i) intended to qualify for special tax treatment under the “capital gains track” provisions of Section 102(b)(2) of the Ordinance or (ii) not intended to qualify for such special tax treatment. The 2012 Israeli Sub Plan also provides for the grant of options under Section 3(i) of the Ordinance to our Israeli non-employee service providers and controlling shareholders, who are not eligible for such special tax treatment.

2012 U.S. Sub Plan

The 2012 U.S. Sub Plan applies to grants to participants who are citizens or residents of the United States on the date of grant of an award. Under the 2012 U.S. Sub Plan, the board may require a participant to represent that he or she is acquiring securities for investment purposes and without a view to distribution thereof. Shares will not be issued under the U.S. Sub Plan unless the issuance complies with the requirements of any stock exchange on which the shares are then listed or quoted, any securities or tax laws and all other applicable laws. All shares delivered under the U.S. Sub Plan will be subject to such transfer orders and other restrictions as our Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the shares are then listed and any applicable laws. Our obligations under the U.S. Sub Plan will be conditioned on the payment by the participant of all applicable withholding taxes.

The U.S. Plan contains provisions relating solely to participants located in California, which generally provide that in the event of termination of employment or services for reasons of disability or death, the participant, or in the case of death, his or her legal successor, may generally exercise options that have vested prior to termination within a period of six months from the date of disability or death (or the expiration of the term of the option, if earlier). If a participant’s employment or service is terminated for any other reason, the grantee may generally exercise his or her vested options within 30 days of the date of termination (or the expiration of the term of the option, if earlier).

2006 Stock Option Plan

In November of 2006, we adopted our 2006 Stock Option Plan, which we refer to as the 2006 Plan. The 2006 Plan provides for the grant of stock options to our employees who are considered Israeli residents, members of our board or consultants. As of December 31, 2019, options to purchase 687 ordinary shares were outstanding under the 2006 Plan. The 2006 Plan was terminated on August 19, 2014, although option awards outstanding as of that date will continue in full force in accordance with the terms under which they were granted. In the event that any option shall for any reason expire or terminate without having been exercised, the shares not acquired shall revert to the 2014 Plan and again become available for issuance. Following the termination of the 2006 Plan, awards may no longer be granted under the plan.

The 2006 Plan is administered by our Board, unless the Board delegates administration to a committee, which determines the grantees of options and the types of options to be granted, approves the terms and conditions of options, exercises such powers and performs such acts necessary or expedient to promote the best interests of the company with respect to the 2006 Plan. Our Board may, at any time, amend, alter, suspend or terminate the 2006 Plan, but may not thereby impair the rights of any grantee without his or her consent.

The terms of options granted under the 2006 Plan are determined by the administrator and set forth in an option agreement. Such terms include the type of option, the term of the option, the exercise price and the vesting schedule. Unless otherwise stated in an option agreement, each option expired two years after our initial public offering in September 2014.

The 2006 Plan provides for treatment of options upon various terminations of employment or other service to the company, including the period for which the vested period of option can be exercised following termination and, in some cases (such as termination due to disability, death or retirement), the exercisability of the portion of the option that would have become vested on the next vesting date.

The number of shares covered by or underlying each outstanding option and the number of shares which have been authorized for issuance under the 2006 Plan shall be appropriately adjusted in the case of any increase or decrease in the number of issued shares resulting from a share split, reverse share split, recapitalization, combination or reclassification of the shares, rights issues or any other increase or decrease in the number of issued shares in each case effected without receipt of consideration by the company. In the event of a merger or acquisition, each outstanding option shall be assumed or an equivalent award substituted by the successor company or a parent or subsidiary of the successor company. In the event that the successor company refuses to assume or substitute outstanding options, such options shall be deemed fully exercisable upon the closing of the transaction. In the event of a voluntary liquidation which is not considered a merger or acquisition under the 2006 Plan, each grantee shall be notified and have the right to exercise the vested options within five days.

Potential Payments Upon Termination or Change in Control

See “Executive Compensation — Employment Agreements.”

We have adopted, pursuant to shareholder approval, our Compensation Policy, which provides for certain benefits to our executive officers upon retirement or termination, whether or not in the event of a change in control. We may memorialize any of these benefits in arrangements we enter into with individual executive officers. Under the Compensation Policy, executive officers may be entitled to advance notice of termination of up to 12 months and to obtain up to 12 months of post-termination health insurance. In addition to receiving severance pay as required or facilitated under the local laws of the relevant jurisdiction, executive officers may have the right to receive up to 12 months of base salary and benefits, taking into account the period of the officer’s service or employment, his or her performance during employment and contribution to the Company’s targets and profits and the circumstances surrounding termination of his or her employment. These benefits are designed to attract and motivate highly skilled professionals to join our Company and to enable us in to retain key management.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of another entity that has one or more executive officers serving on the Company’s compensation committee or the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to our ordinary shares that may be issued under our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)
Equity compensation plans approved by security holders	137,091	$22.70	12,409
Equity compensation plans not approved by security holders	—	—	—
Total	137,091	$22.70	12,409
____________

(1)
Represents shares issuable under our (i) 2014 Plan upon exercise of options outstanding to purchase 52,024 shares and upon the settlement of outstanding RSUs with respect to 62,378 shares, (ii) 2012 Equity Incentive Plan upon exercise of options outstanding to purchase 22,002 shares, and (iii) 2006 Stock Option Plan upon exercise of options outstanding to purchase 687 shares.

(2)	The weighted average remaining term for the expiration of stock options is 6.34 years.
(3)
Represents shares available for future issuance under our 2014 Plan. The number of our ordinary shares reserved for issuance under the 2014 Plan is automatically increased each January 1 of each calendar year during the term of the 2014 Plan by a number of shares equal to the lesser of: (x) 38,800, (y) 4% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, and (z) an amount determined by our Board.

PROPOSAL TWO

Background

On August 19, 2014, we adopted the 2014 Plan. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, RSUs, cash-based awards, other stock-based awards and dividend equivalents to our company’s and our affiliates’ respective employees, non-employee directors and consultants. Pursuant to an “evergreen” provision, the reserved pool of shares under the 2014 Plan increases on January 1 of each calendar year during the term of the 2014 Plan by a number of shares equal to the lesser of: (i) 38,880, (ii) 4% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by our Board. The reserved pool of shares under the 2014 Plan also includes (i) the number of shares available for issuance under our 2012 Equity Incentive Plan, our 2012 Israeli Sub Plan and our 2006 Stock Option Plan (collectively, the “Prior Plans”) as of the effective date of the 2014 Plan (in an amount not to exceed 5,124 shares) and (ii) shares underlying awards that are forfeited, cancelled or terminated, expire unexercised or are settled in cash in lieu of issuance, in each case, under the Prior Plans, in an amount not to exceed 44,627 ordinary shares. From and after the effective date of the 2014 Plan, no further grants or awards shall be made under the Prior Plans. Generally, shares that are forfeited, cancelled, terminated or expire unexercised or settled in cash in lieu of issuance of shares under the 2014 Plan shall be available for issuance under new awards.  Shares tendered or withheld under the 2014 Plan to pay the exercise price, purchase price of an award, or any withholding taxes shall not be available for issuance under new awards. Shares delivered pursuant to “substitute awards” (awards granted in assumption or substitution of awards granted by a company acquired by us) shall not reduce the shares available for issuance under the 2014 Plan. As of December 31, 2019, there were 126,811 ordinary shares subject to outstanding awards under the 2014 Plan, including options to purchase 52,024 ordinary shares and 617,253 ordinary shares underlying unvested RSUs, and 62,378 shares available for future grants.

On March 19, 2020, our Board approved an increase to the reserved pool of shares under the 2014 Plan of 1,800,000 ordinary shares, such that the reserved pool of shares following such increase (assuming its approval at the Meeting, and assuming no grants between March 19, 2020 and the date of the Annual Meeting) shall consist of 1,855,414 ordinary shares.

By increasing the aggregate number of shares authorized for issuance under the 2014 Plan, we believe we will have the flexibility to continue to provide equity incentives in amounts determined appropriate by the Compensation Committee, our Board and our management. If this Proposal Two is not approved by our shareholders, we anticipate that we will not have sufficient shares available to fund awards under the 2014 Plan, as amended (the “A&R 2014 Plan”) in a manner that will enable us to compensate our directors and officers at market-competitive rates. We believe that an adequate reserve of ordinary shares for issuance under the A&R 2014 Plan is necessary to enable us to attract, motivate and retain directors, executives and key employees, and to provide an additional incentive for such individuals through ordinary share ownership and other rights that promote and recognize the financial success and growth of our Company.

Additionally, the Board approved the removal of the “evergreen” provision in the A&R 2014 Plan, which provided that the reserved pool of shares under the existing 2014 Plan increases on January 1 of each calendar year during the term of such plan by a number of shares equal to the lesser of: (i) 38,880, (ii) 4% of the total number of shares outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by our Board.

In addition to the increase in the reserved pool of shares under the A&R 2014 Plan and the removal of the “evergreen provision” in the 2014 Plan, the proposed amendments to the A&R 2014 Plan would:

•	provide default change in control treatment of outstanding awards for time and performance.
•	remove the Compensation Committee’s discretion to accelerate vesting of awards under the 2014 Plan except in cases of death or disability of the applicable grantee.
•	provide for one-year minimum vesting period for all awards under the A&R 2014 Plan.
•
remove the ability for shares that are forfeited, cancelled, terminated or expire unexercised or settled in cash in lieu of issuance of shares under the A&R 2014 Plan to be available for issuance under new awards.

Below are the specific changes we propose to make to the 2014 Plan, marked to show the proposed changes (the language proposed to be added is underlined, and the language proposed to be deleted is crossed out):

“1.1       Establishment of the Plan. The Company hereby establishes this incentive compensation plan to be known as the “Amended and Restated ReWalk Robotics Ltd. 2014 Incentive Compensation Plan,” as set forth in this document. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards. The Plan shall become effective upon the date of its adoption by the Board (the “Effective Date”), provided that ~~prior to the IPO Date and~~ within twelve (12) months after the date the Plan is adopted by the Board, the Plan is approved by the holders of a majority of the outstanding Shares which are present and voted at a meeting, or by written consent in lieu of a meeting; provided further that no Award shall be exercisable or vested until such shareholder approval, and if the Plan is not so approved by the Company’s shareholders on or before the last day of such twelve (12)-month period, the Plan and any Awards previously granted shall thereupon be automatically canceled and deemed to have been null and void ab initio. The Plan shall remain in effect as provided in Section 1.3.”

“2.21. “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in good faith. ~~The foregoing to the contrary notwithstanding, the Fair Market Value of a Share on the IPO Date shall be the price to the public as set forth in the final prospectus filed with the SEC pursuant to Rule 424 under the Securities Act with respect to the IPO.~~”

“~~2.26. “IPO” means a firm commitment underwritten initial public offering of the Shares under the Securities Act as a result of which the Shares become listed on one or more securities exchanges.~~

~~2.27. “IPO Date” means the date of the pricing of the IPO.~~”

“3.3

(j) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award, provided, however, that no Award shall vest within the one year anniversary of the date of the grant of such award, except that Awards representing 5% of the Available Shares shall be permitted to vest within the one year anniversary of the date of the grant of such Award;”

(o) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or, only in the case of the death or Disability of a Participant, accelerate the vesting or exercisability of any Award;”

“4.1 Number of Shares Available for Issuance. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, the total number of Shares that may be issued pursuant to Awards under the Plan (“the Available Shares”) shall be the sum of (i) ~~153,000; plus (ii) 600,000; plus (iii) on January 1 of each calendar year during the term of the Plan a number of Shares equal to the lesser of: (x) 972,000, (y) 4% of the total number of Shares outstanding on December 31 of the immediately preceding calendar year, and (z) an amount determined by the Board~~1,855,414; plus (iv) the number of Shares available for issuance under the ReWalk Robotics Ltd. 2012 Equity Incentive Plan, the 2012 Israeli Sub Plan and the 2006 Stock Option Plan (collectively, the “Prior Plans”) as of the Effective Date (in an amount not to exceed ~~128,106~~ 5,124 Shares). From and after the Effective Date, no further grants or awards shall be made under the Prior Plans; however, grants or awards made under the Prior Plans before the Effective Date shall continue in effect in accordance with their terms.”

"4.2 Rules for Calculating Shares Issued.

(a)
Shares underlying Awards (or awards under the Prior Plans ~~(in an amount not to exceed 1,115,640)~~ that are ~~(x)~~ forfeited (including any Shares subject to an Award (or any such other award) that are repurchased by the Company due to failure to meet any applicable condition), cancelled, terminated or expire unexercised~~, or~~ shall be available for issuance pursuant to future Awards. Shares underlying Awards (or Awards under the Prior Plans) that are  ~~(y)~~ settled in cash in lieu of issuance of Shares shall not be available for issuance pursuant to future Awards~~, to the extent that such Shares are forfeited, repurchased or not issued under any such Award~~.

(b)
Any Shares tendered to pay the Option Price of an Option or other purchase price of an Award (or the option price or other purchase price of any option or other award under the Prior Plans), or withholding tax obligations with respect to an Award (or any awards under the Prior Plans), shall not be available for issuance pursuant to future Awards.

(c)
If any Shares subject to an Award (or any award under the Prior Plans) are not delivered to a Participant because (A) such Shares are withheld to pay the Option Price or other purchase price of such Award (or any award under the Prior Plans), or withholding tax obligations with respect to such Award (or other such award) or (B) a payment upon exercise of a Stock Appreciation Right (or stock appreciation right under the Prior Plans) is made in Shares, the number of Shares subject to the exercised or purchased portion of any such Award that are not delivered to the Participant shall not be available for issuance pursuant to future Awards.

(d)	Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for issuance under the Plan.”

“13.3 Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the time of grant shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Affiliate, and/or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, but subject to the terms of the Plan, expressly determine otherwise.”

“14.1. Treatment of Outstanding Awards.

(a) In the event of a Change of Control (except as otherwise provide by the Committee in the applicable Award Agreement), the parties to such Change of Control may agree~~, each outstanding Award shall be treated as the Committee determines, including, without limitation, (i)~~ that each Award be honored or assumed, or equivalent rights substituted therefor, by the New Employer ~~or (ii) that all unvested Awards will terminate upon the Change in Control.~~ References to the Committee in this Section 14 are to the Committee as constituted prior to the Change of Control.

(b) Notwithstanding any other provisions of the Plan to the contrary, in the event that the New Employer does not honor, assume or substitute for the Award in such Change of Control (as described in Section 14.1(a), upon the effective time of the Change of Control transaction, the Plan and all Awards will terminate. In the event of such termination (except as otherwise may be provided in the applicable Award Agreement), all Options and Stock Appreciation Rights with time-based vesting shall become fully exercisable as of the effective time of the Change of Control transaction, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Change of Control transaction, and all Awards with conditions and restrictions relating to the attainment of performance goals shall be deemed to vest and become nonforfeitable as of the effective time of the Change of Control transaction assuming the higher of (a) achievement of all relevant performance goals at the “target” level (prorated based upon the length of time within the performance period that elapsed prior to the Change of Control) or (b) actual achievement as of the date of such Change of Control. In addition, in the event of such termination, (i) the Committee shall have the option, in its sole discretion, to make or provide for a payment, in cash or in kind, to participants holding Options and Stock Appreciation Rights equal to the difference between the per share consideration and the exercise price of the Options or Stock Appreciation Rights or (ii) each grantee will be permitted, within a specified period of time prior to the Change of Control transaction, to exercise all outstanding Options and Stock Appreciation Rights, to the extent then exercisable. The Committee shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to holders of other Awards in an amount equal to the consideration paid in the Change of Control transaction multiplied by the number of vested shares subject to the award. ~~(i)) and the Committee does not terminate such Award (as described in Section 14(a)(ii)): (1)(A) the Award shall become fully exercisable (as applicable), vested and nonforfeitable; (B) any Period of Restriction applicable to the Award shall lapse; and (C) any target performance goals applicable to the Award shall be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) and any other terms and condition applicable to the award shall be deemed met; and (2) in the case of an Option or Stock Appreciation Right, the Committee will notify the applicable Participant that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Committee in its discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period~~.”

If this Proposal Two receives requisite shareholder approval, the Company intends to register the shares available for issuance under the A&R 2014 Plan on a registration statement on Form S-8 under the Securities Act of 1933, as amended, as soon as reasonably practicable following receipt of such shareholder approval.

Summary of the A&R 2014 Plan

A summary of the A&R 2014 Plan is set forth below.

For the material features of the A&R 2014 Plan, see “Equity Compensation Plans—2014 Equity Incentive Plan,” which provisions will be amended under the A&R Plan as provided above. The last reported sales price of our ordinary shares as of the Record Date was $[    ] per share.

Federal Income Tax Consequences under the A&R 2014 Plan

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards under the A&R 2014 Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such awards are complex and the following discussion of tax consequences is necessarily general in nature. In addition, applicable statutory provisions are subject to change, as is the interpretation of those provisions, possibly with retroactive effect. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the A&R 2014 Plan, nor does it address state, local, or non-U.S. taxes.

Incentive Stock Options. A participant generally will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the Company’s common stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if (1) the participant has held the shares for the longer of two years after the date of grant and one year after the date of exercise, and (2) at all times during the period beginning on the option grant date and ending on the day three months before the option is exercised the participant remains our employee or an employee of any of our subsidiaries (the “Holding Period Requirement”). The Company will generally not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. If the participant disposes of stock acquired by the exercise of an incentive stock option but has not satisfied the Holding Period Requirement described above, the participant will recognize ordinary income upon the disposition of the common stock equal to the excess of the fair market value of the common stock at the time the option was exercised over the exercise price (but not in excess of the gain, if any, realized on the sale). The balance of the realized gain, if any, will generally be capital gain. In such case, the Company will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

Nonqualified Stock Options and Stock Appreciation Rights. Upon exercise of a non-qualified stock option or stock appreciation right, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price, and will be subject to withholding taxes in respect of such amounts. Upon a disposition of the shares acquired by the exercise of a non-qualified option or stock appreciation right, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the exercise price paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with the exercise of a non-qualified option or stock appreciation right but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant on a disposition of shares.

Restricted Stock Units. The grant of restricted stock units under the A&R 2014 Plan will generally not give rise to any tax consequences for the participant or the Company. The participant will be subject to withholding taxes at the time any portion of the restricted stock unit award is deemed vested for tax purposes. When the participant receives cash, common stock or both, with respect to a restricted stock unit, the amount of cash and the fair market value of any shares will be ordinary income to the participant and the Company will generally be entitled to a corresponding tax deduction equal to the amount recognized as ordinary income by the participant.

Restricted Stock Awards. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date (less the amount, if any, paid for the stock), subject to withholding taxes, and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Code Section 83(b) within 30 days after the date of grant, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less the amount, if any, paid for the stock), and the Company will generally be allowed a corresponding tax deduction equal to the amount recognized as ordinary income by the participant. In such case, any future appreciation in the stock will be taxable to the participant as capital gains and the Company will not be entitled to further tax deductions. However, if the award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Cash-Based Awards, Other-Stock Based Awards, and Dividend Equivalent Rights. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award, other-stock based, or dividend equivalent right is granted. Upon receipt of cash or stock in settlement of the award, a participant will recognize ordinary income equal to the cash or stock received, subject to withholding taxes, and the Company will be allowed a corresponding federal income tax deduction at that time.

Code Section 409A. Section 409A of the Code generally provides that any non-qualified deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the advance election of deferrals, and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early immediate taxation (plus interest) to the participants of the deferred compensation and the imposition of a 20% additional tax on the participants on such deferred amounts included in the participants’ taxable income. The A&R 2014 Plan is designed so that all awards are intended to either be exempt from or to comply with Section 409A of the Code.

Code Section 162(m). The Tax Cuts and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Code Section 162(m) for tax years commencing after December 31, 2017. Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to “covered employees” (as determined under Code Section 162(m)). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Code Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The A&R 2014 Plan is not intended to affect the ability of awards previously granted to qualify for grandfathered status under the Code Section 162(m) transition rules if they otherwise would. However, no assurance can be given that such awards will, in fact, be exempt.

New Plan Benefits

As of the date hereof, except as set forth below, no RSUs or options have been granted under the A&R 2014 Plan subject to shareholder approval, and awards under the A&R 2014 Plan will be granted at the discretion of the Compensation Committee and, accordingly, are not determinable. The A&R 2014 Plan is not being amended to alter any formula or other objective criteria used to determine benefits.

A&R 2014 Plan	Dollar Value		Number of RSUs
Larry Jasinski(1)
Chief Executive Officer and Director	n/a	(2)	300,000

(1)	This grant is subject to shareholder approval pursuant to Proposal Four. For more information on this grant, see Proposal Four.

(2)	This grant will be made effective on the Meeting Date, and, as such, the dollar value is not currently known.

Awards Granted under the Existing 2014 Plan

The following table sets forth information with respect to the number of RSUs and options that have been granted to the named executive officers, director nominees and the specified groups set forth below under the existing 2014 Plan as of March 31, 2020.

Name	RSUs	Options
Named Executive Officers
Larry Jasinski	10,373	37,885
Ori Gon	6,282	6,806
Ofir Koren	5,353	6,069
Director Nominees
Wayne B. Weisman	5,809	501
Aryeh (Arik) Dan	5,808	501
Yohanan Engelhardt	5,749
Other Persons		—
Each associate of the above-named executive officers or director	—	—
Each other person who received or is to receive 5% of such securities	—
Groups of Persons
All non-employee directors as a group	58,749	5,845
All named executive officers as a group	22,008	50,760
All non-executive officer employees a group	59,752	51,688

Proposed Resolution

You are requested to adopt the following resolution:

“2. RESOLVED, to approve an increase to the reserved pool of shares under the 2014 Incentive Compensation Plan of 1,800,000 ordinary shares, as well as the amendments to the 2014 Equity Incentive Compensation Plan, in the manner set forth in Proposal Two of the Proxy Statement.”

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL THREE

APPROVAL OF OUR REVISED COMPENSATION POLICY, RELECTING CERTAIN AMENDMENTS THERETO

Background

On December 15, 2014, our shareholders approved our Compensation Policy for our directors and officers. Our shareholders approved amendments to our compensation policy at the annual general meetings of our shareholders held on December 3, 2015, May 24, 2016, June 27, 2017 and March 27, 2019. Recently, our Compensation Committee and Board approved, subject to shareholder approval, several modifications to the Compensation Policy. The following are descriptions of the proposed modifications:

•	to allow for payment of special retention bonuses.

•
to allow retention bonuses to be payable by the Company to executive officers in either cash or equity, and such equity bonuses shall have shorter vesting schedules than as currently required in the Compensation Policy.

•
To provide that if  a change of control occurs, and the applicable executive is terminated within one year following such change of control without good cause,  Mr. Larry Jasinski will be entitled to severance of 18 months’ salary as well as bonus, while other executives will be entitled to severance of 12 months’ salary as well as the applicable executive’s bonus.

•	to allow payment to directors of all or a portion of their cash compensation in equity, at the discretion of our Compensation Committee in order to preserve the Company’s cash.

•
to provide that equity compensation of directors will be payable in the first instance in RSUs, but such compensation may also be payable, at the discretion of our Compensation Committee, in cash, based on a formula to be determined and with such payment provisions as shall result in the equivalent effect of vesting of RSUs, in order to preserve the equity available for incentives.

•
to amend the parameters of the CEO and executive annual bonus compensation, based on factors set forth in the Compensation Policy, and as decided by the Compensation Committee and the Board on an annual basis.

The proposed amendments to the Compensation Policy result from the ongoing review by our independent Compensation Committee and Board of factors aimed to allow the Company to retain highly-qualified directors and executive officers while aligning the form of payment of their compensation with the resources and needs of the Company. In connection with such review, the Board also decided to decrease the amount of equity compensation payable to directors from $25,000 to $15,000.

 Aside from the proposed changes, our compensation committee and Board did not identify any other necessary amendments to our Compensation Policy. A copy of the Compensation Policy, as amended, is attached to this Proxy Statement as Appendix A. This summary is qualified in its entirety by reference to the Compensation Policy, as amended.

Proposed Resolution

You are requested to adopt the following resolution:

“3. RESOLVED, that the Company’s revised Compensation Policy be approved, as amended in the manner set forth in Proposal Three of the Proxy Statement.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting, in person or by proxy, and voting thereon is required to adopt this resolution, provided that either:

1.      a simple majority of shares voted at the Annual Meeting excluding the shares of controlling shareholders, if any, and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the resolution; or

2.      the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the approval of the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.

For the definitions of “controlling shareholders” and “personal interest”, see “About the Voting Procedure at the Annual Meeting — How will votes be counted?” above.

According to the Israel Companies Law, even if the shareholders do not approve the amendment to the Compensation Policy, the Compensation Committee and the Board may thereafter approve the proposal, provided that they have determined, based on detailed reasoning and a re-evaluation of the Compensation Policy, that the amendment to the Compensation Policy is in the best interests of the Company.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL FOUR

APPROVAL OF A GRANT OF EQUITY AWARDS TO LARRY JASINSKI,
OUR CHIEF EXECUTIVE OFFICER AND CHANGES TO THE TERMS OF THE CEO’S COMPENSATION

Background

Subject to approval by our shareholders at the Meeting of Proposal Two, at the Meeting you will be asked to approve a one-time grant of 300,000 RSUs to Larry Jasinski, our CEO, pursuant to the 2014 Plan.  The RSUs will vest in four equal annual instalments.

The Board and compensation committee believe that in order to align the interests of our CEO with the interests of our shareholders it is important that our CEO maintain a sizable level of share ownership in the Company, whether through the time-based vesting of RSUs or the exercise of options. Therefore, in determining or recommending the amount and form of executive compensation, the Board and the compensation committee believe that a substantial portion of our CEO’s compensation should be in the form of long-term equity incentive awards. These awards link a significant portion of our CEO’s compensation to delivering value to our shareholders, both in the form of share price performance and operating results, and encourage his retention through long-term vesting periods. Additionally, as recommended by our Compensation Committee and by our Board, the proposed grant of equity awards are designed to bring Mr. Jasinski’s compensation in line with market practice. These equity grants will directly link Mr. Jasinski’s performance to delivering value to our shareholders.

Additionally, at the Meeting you will be asked to approve an amendment to the employment agreement of our Chief Executive Officer so that he will be entitled to a cash bonus of 70% of his base annual compensation for achieving 100% of the targets established for him, as determined by the Compensation Committee and the Board of Directors on an annual basis (with the bonus to be less or more than 70% for performance below or in excess of such targets).

This increase is designed to bring Mr. Jasinski’s compensation in line with market practice, as recommended by the Company’s independent executive compensation consultant and approved by our Compensation Committee and by our Board.

Under the Israel Companies Law, the compensation of our Chief Executive Officer requires the approval of the compensation committee, Board and shareholders, in that order. As described above, the Compensation Committee recommended, and the Board approved, the proposed grant of equity awards to Mr. Jasinski and the change in Mr. Jasinski’s cash bonus and determined that such compensation is consistent with the Compensation Policy.

Proposed Resolution

You are requested to adopt the following resolution:

“4. RESOLVED, subject to approval by our shareholders at the Meeting of Proposal, to approve a one-time grant to Larry Jasinski, our CEO, under the 2014 Plan of options to purchase 300,000 RSUs and to approve the terms of Larry Jasinski’s variable compensation, as described in the Proxy Statement.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy and voting thereon is required to adopt this resolution, provided that either:

1.      a simple majority of shares voted at the Annual Meeting excluding the shares of controlling shareholders, if any, and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the resolution; or

2.      the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the approval of the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.

For the definitions of “controlling shareholders” and “personal interest”, see “About the Voting Procedure at the Annual Meeting — How will votes be counted?” above.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL FIVE

NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. See “Executive Compensation” above for additional information related to the compensation of the Company’s named executive officers.

We believe that our executive compensation is competitive within our industry, consistent with executive compensation of companies similarly sized and with similar complexities, and strongly aligned with the long‑term interests of our shareholders. Our executive compensation has been designed to promote a performance‑based culture and ensure long-term value creation by aligning the interests of our executive officers with those of our shareholders by linking a substantial portion of their compensation to the Company’s performance. The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

As an advisory vote, this Proposal Five is not binding upon the Company or our Board of Directors. This is contrast with Proposal Four, which proposes equity compensation to the Company’s Chief Executive Officer requiring a Special Majority approval under Israeli law. In any event, however, our Board of Directors and Compensation Committee value the opinions expressed by shareholders in their vote on this Proposal Five. Consequently, the Compensation Committee intends to take into account the outcome of the vote when considering future executive compensation decisions for our executive officers. The vote on this proposal relates to the overall compensation of our named executive officers, as described in this Proxy Statement, pursuant to Item 402 of Regulation S-K of the SEC (namely, the compensation tables and accompanying narrative disclosures found under “Executive Compensation”).

Proposed Resolution

You are requested to adopt the following resolution:

“5. RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2020 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosures, is hereby APPROVED in a non-binding vote.”

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL SIX

NON-BINDING SHAREHOLDER ADVISORY VOTE FREQUENCY OF FUTURE SHAREHOLDER
VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide shareholders with the opportunity to vote, on a non‑binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC.

Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Shareholders also may abstain from casting a vote on this proposal.

After careful consideration, our Board has determined that an advisory vote on executive compensation every year is the best approach for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

Our Board recognizes the importance of shareholder input on executive compensation and has determined that a say-on-pay vote every year will provide our shareholders with adequate input. The Board believes that an annual vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the one-year interval will avoid the additional administrative burden on the Company of engaging in more frequent votes on executive compensation.

The frequency vote is non-binding. Shareholder approval of a one, two, or three‑year frequency vote will not require us to implement an advisory vote on executive compensation every one, two or three years. The final decision on the frequency of the advisory vote on executive compensation remains with our Board and/or its committees. Although the frequency vote is non‑binding, our Board and the Compensation Committee will consider the outcome of the frequency vote when making future decisions regarding the frequency of future say-on-pay votes.

The proxy card provides shareholders with four choices (every year, every two years, every three years or abstain). Proxies submitted without direction pursuant to this solicitation will be voted to hold a say-on-pay vote every year.

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL SEVEN

REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, served as our independent registered public accounting firm for the year ended December 31, 2019. At the Meeting, shareholders will be asked to approve the reappointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the year ending December 31, 2020 and until the next annual meeting of shareholders and to authorize the Board, upon the recommendation of the audit committee, to fix the remuneration of the independent registered public accounting firm in accordance with the volume and nature of its services. Representatives of Kost Forer Gabbay & Kasierer are not expected to be present at the Meeting and are not expected to be available to respond to questions, and will not have the opportunity to make a statement.

We have been advised by Kost Forer Gabbay & Kasierer that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

In executing its responsibilities, the audit committee engages in an annual evaluation of Kost Forer Gabbay & Kasierer’s qualifications, performance and independence, and considers whether continued retention of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm is in the best interest of the Company. The audit committee is also involved in the selection of Kost Forer Gabbay & Kasierer’s lead engagement partner. While Kost Forer Gabbay & Kasierer has been retained as the Company’s independent registered public accounting firm continuously since the Company’s initial public offering in September 2014, in accordance with SEC rules and Kost Forer Gabbay & Kasierer policies the firm’s lead engagement partner rotates every five years. In assessing independence, the audit committee reviews the fees paid, including those related to non-audit services. As a result of its evaluation of Kost Forer Gabbay & Kasierer’s qualifications, performance and independence, the Audit Committee and the Board of Directors believe that the continued retention of Kost Forer Gabbay & Kasierer to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020 is in the best interests of the Company and its shareholders. While the audit committee retains Kost Forer Gabbay & Kasierer as our independent registered public accounting firm, the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer to the shareholders for ratification upon the recommendation to do so by the audit committee.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the year ending December 31, 2020. If the selection of Kost Forer Gabbay & Kasierer is not ratified by the shareholders, the audit committee will reconsider the matter. Even if the selection of Kost Forer Gabbay & Kasierer is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Principal Accounting Fees and Services

The following table sets forth, for each of the years indicated, the fees expensed by Kost Forer Gabbay & Kasierer, our independent registered public accounting firm, in each such year.

	2018	2019
	($ in thousands)
Audit Fees(1)	$306	$255
Audit-Related Fees(2)	$10	—
Tax Fees(3)	$19	$16
All Other Fees(4)	$33	$16
Total:	$368	$287
____________

(1)
“Audit fees” include fees for services performed by our independent public accounting firm in connection with our annual audit for 2018 and 2019, fees related to our at-the-market equity offering program, follow-on offering of ordinary shares and follow-on offering of ordinary shares and warrants and fees for consultation concerning financial accounting and reporting standards.

(2)
“Audit-related fees” relate to assurance and associated services that are traditionally performed by an independent auditor, including accounting consultation and consultation concerning financial accounting, reporting standards and due diligence.

(3)
“Tax fees” include fees for professional services rendered by our independent registered public accounting firm for tax compliance, transfer pricing and tax advice on actual or contemplated transactions.

(4)	“All other fees” include fees for services rendered by our independent registered public accounting firm with respect to government incentives and other matters.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee has adopted a pre-approval policy for the engagement of our independent accountant to perform certain audit and non-audit services. Pursuant to this policy, which is designed to assure that such engagements do not impair the independence of our auditors, the audit committee pre-approves annually a catalog of specific audit and non-audit services in the categories of audit service, audit-related service and tax services that may be performed by our independent accountants.

All engagements by us of the auditors for 2018 and 2019 were pre-approved by the audit committee.

Proposed Resolution

You are requested to adopt the following resolution:

“7. RESOLVED, that the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and until the next annual meeting of shareholders be approved, and that the Board, upon recommendation of the audit committee, be authorized to fix the remuneration of said independent registered public accounting firm in accordance with the volume and nature of their services.”

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

See “Corporate Governance — Director Independence.”

Certain Relationships and Related Transactions

See “Executive Compensation — Narrative Disclosure to the Summary Compensation Table — Employment Agreements” for a description of employment agreements between us and the Named Executive Officers.

See “Corporate Governance — Approval of Related Party Transactions Under Israeli Law” for a discussion of our policies and procedures related to related party transactions and conflicts of interest. We describe below transactions and series of similar transactions which are currently proposed or to which we have been or were a party since January 1, 2018, in which (a) the amount involved exceeds or exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and (b) any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our ordinary shares, or any affiliates or members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. Although we do not have a formal written policy as to the approval of related party transactions, all related party transactions for which disclosure would be required under Item 404 of Regulation S-K are approved based on procedures under Israeli law, as is duly memorialized in the minutes of the meetings of the Board and audit committee, as applicable.

Amended and Restated Shareholders’ Rights Agreement

On July 14, 2014, we entered into an Amended and Restated Shareholders’ Rights Agreement, (the “Shareholders’ Rights Agreement”), with entities affiliated with SCP Vitalife Partners II (the “Vitalife Entities”), which are controlled by our directors Mssrs. Dykan and Weisman, Yaskawa Electric Corporation (“Yaskawa”), where our directors Mssrs. Ichiki and Dan are employed, and other entities and shareholders that are no longer related parties. The Shareholders’ Rights Agreement provides the shareholders party to it holding Registrable Securities (as defined below) (the “Significant Shareholders”) with the registration rights described below.

•
Form S-1 or Form F-1 Demand Rights. Subject to any lock-up agreements entered into by holders of registration rights, upon the written request of the requisite holders, we are required to file a registration statement on Form S-1 or Form F-1 with respect to the Registrable Securities (as defined below) requested to be included in the registration statement. Following a request to effect such a registration, we are required to give notice of the request to the other Significant Shareholders and offer them an opportunity to include their Registrable Securities in the registration statement. “Registrable Securities” means, subject to certain customary exceptions, (i) our ordinary shares that were issued upon conversion of our preferred shares, (ii) shares issued in respect of shares referred to in (i) and (ii) above and (iii) any shares issued pursuant to a share split, combination thereof or other similar recapitalization with respect to any of the shares described in clauses (i), (ii) or (iii) above.

•
Form F-3 and Form S-3 Demand Rights. As long as we are eligible under applicable securities laws to file a registration statement on Form S-3, or if we are eligible to file on Form F-3, upon the request of any holder of our ordinary shares that were preferred shares prior to our IPO, we will be required to file a registration statement on Form S-3 or Form F-3, as applicable, in respect of such Registrable Securities. Following a request to effect such a registration, we will be required to give notice of the request to the other Significant Shareholders and offer them an opportunity to include their Registrable Securities in the registration statement. We will not be required to effect an offering pursuant to a registration statement on Form S-3 or Form F-3 more than twice in any 12-month period and are only required to do so if the aggregate proceeds from any such offering are estimated in good faith to be in excess of $1.0 million.

Piggyback Registration Rights. Holders of Registrable Securities have the right to request that we include their Registrable Securities in any registration statement filed by us in the future for the purposes of a public offering by us or any other person other than holders of Registrable Securities, subject to specified exceptions.

Cutback. In the event that the managing underwriter of shares to be distributed pursuant to a demand registration or in connection with a piggyback registration advises holders of Registrable Securities that marketing factors require a limitation on the number of shares that can be included in the offering, Registrable Securities will be included in the registration statement in an agreed order of preference among the holders of registration rights.

Termination. All registration rights described above terminated on the fifth anniversary of the closing of our initial public offering.

Expenses. We will pay all expenses in carrying out the foregoing registrations other than selling shareholders’ underwriting discounts and commissions and transfer taxes.

Agreements with Yaskawa

On September 24, 2013, we entered into a Strategic Alliance Agreement with Yaskawa. Pursuant to the Strategic Alliance Agreement, we and Yaskawa will collaborate in the following areas, among others:

•	marketing, distribution and commercialization of our products by Yaskawa, subject to a separate distribution agreement;
•	marketing and distribution of future Yaskawa healthcare equipment products by us in the scope of our sales network; and
•	improvement and quality control of our products by applying Yaskawa’s know-how and expertise in motion control and robotics.

The Strategic Alliance Agreement also provides for the creation of a joint steering committee to meet quarterly to review, among other things, sales targets for our products by Yaskawa, opportunities for us to sell Yaskawa products, possibilities for quality improvements to our products by applying Yaskawa’s expertise and future research and development for our products. In the future, subject to any necessary regulatory clearance, we are entitled to market and sell certain of Yaskawa’s products currently under development, which consist of complementary products to the ReWalk, in the United States and Europe. While the terms of any such arrangement, including with respect to any compensation we may receive, have not yet been agreed, we expect that any such compensation would take the form of a percentage discount off of each product’s list price or another customary arrangement. The term of the agreement is ten years, but it may be terminated by either party after seven years or upon 60 days’ notice in the event of an uncured default under the agreement.

On September 24, 2013, we and Yaskawa also entered into an Exclusive Distribution Agreement which provides that Yaskawa will be our exclusive distributor in Japan, China (including Hong Kong and Macau), Taiwan, South Korea, Singapore and Thailand. In addition, (i) if we desire to sell any exoskeleton products into any regional market in the Asian and Pacific regions (other than Australia, New Zealand or India), Yaskawa will have a right of first refusal to serve as distributor in those markets, subject to an agreement on minimum purchase requirements, and (ii) if we offer pricing to any other distributor better than what we offer Yaskawa, Yaskawa will be entitled to that pricing. The initial term of the Exclusive Distribution Agreement is ten years. Either party may terminate the agreement upon 90 days’ written notice after seven years or upon an event of default under the agreement or a bankruptcy event of the other party. Through December 30, 2018, Yaskawa had paid us an aggregate of approximately $1,077,000 pursuant to the exclusive distribution agreement, $303,000 of which was paid since January 1, 2017. In connection with the closing of the first tranche of the private placement of the Investment Agreement with Timwell, we entered into an amendment to this Exclusive Distribution Agreement to terminate the distribution rights granted to Yaskawa in China (including Hong Kong and Macau), and in return we agreed to pay Yaskawa an amount equal to 3% of the net revenues we receive between April 1, 2018 and December 31, 2023 from the sale in China of our spinal cord injury line, but not less than an aggregate amount of $75,000.

Agreements with Kreos V

On December 30, 2015, we entered into an Agreement for the Provisions of a Loan Facility (the “Kreos V Loan Agreement”) with Kreos Capital V, (Expert Fund), L.P. (“Kreos V”), pursuant to which Kreos V extended a line of credit to us in the amount of $20.0 million. In connection with the Kreos V Loan Agreement, we issued to Kreos V a warrant to purchase up to 4,771 ordinary shares at an exercise price of $241.00 per share, which was increased to represent the right to purchase up to 6,679 ordinary shares on December 28, 2016. On June 9, 2017, we entered into the first amendment of the Kreos V Loan Agreement, under which $3.0 million of the outstanding principal is extended and subject to the terms of the convertible note under the Kreos V Loan Agreement (the “Kreos V Convertible Note,”), convertible into up to 100,946 ordinary shares (subject to customary anti-dilution adjustments in connection with a share split, reverse share split, share dividend, combination, reclassification or otherwise). This amount includes (i) 94,637 ordinary shares issuable upon conversion of the $3.0 million at $31.70 per share and (ii) 6,309 ordinary shares issuable upon conversion of “end of loan payments” totaling $200,000 at $31.70 per share. Pursuant to the Kreos V Loan Agreement, we are required to pay Kreos V “end of loan payments” equal to 1.0% of the amount of each tranche drawn down upon the expiration of each such tranche. Because the aggregate amount we drew down under the Kreos V Loan Agreement equals $20,000,000, the total “end of loan payments” equal $200,000. All amounts are convertible at any time until the earlier of (i) the maturity date of June 9, 2020 or (ii) a “Change of Control,” as defined in the Kreos V Loan Agreement. In lieu of receiving the “end of loan payments,” Kreos V may also require us to pay, upon conversion of the Kreos V Convertible Note, in whole or in part, an amount equal to 1% of the principal amount so converted and on the maturity date of June 9, 2020, we must pay to Kreos V, in addition to the then-outstanding principal amount, an amount equal to 1% of the then-outstanding principal amount.

On November 20, 2018, the Company and Kreos V entered into the second amendment to the Kreos V Loan Agreement (the “Second Amendment”). In the Second Amendment, the Company agreed to repay $3.6 million to Kreos V in satisfaction of all outstanding indebtedness under the Kreos V Convertible Note and other related payments, including prepayment costs and end of loan payments and Kreos V agreed to terminate the Kreos V Convertible Note. The Company repaid Kreos V the $3.6 million by issuing to Kreos V 192,000 units and 288,000 pre-funded units at the applicable public offering prices for an aggregate price of $3.6 million (including the aggregate exercise price for the ordinary shares to be received upon exercise of the pre-funded warrants, assuming Kreos V exercises all of the pre-funded warrants it purchased as part of the Company’s public offering). The Company and Kreos V also agreed to revise the principal and the repayment schedule under the Kreos V Loan Agreement. The revised repayment schedule, effectively deferred an additional $1.1 million of payments that were due in 2018 and $2.8 million that were due in 2019 under the loan’s prior repayment schedule, for total deferred payments of $3.9 million compared to the prior repayment schedule. Additionally, Kreos V and the Company entered into the Kreos Warrant Amendment, which amended the exercise price of the warrant to purchase 6,679 ordinary shares currently held by Kreos V from $241.00 to $7.50. The Second Amendment also made certain changes to the prepayment premiums under the Kreos V Loan Agreement, tying them to the date of the Second Amendment.

On June 5, 2019 and June 6, 2019, the Company entered into warrant exercise agreements with certain institutional investors of warrants to purchase the Company’s ordinary shares, pursuant to which, Kreos V agreed to exercise in cash their November 2018 warrants at the existing exercise price of $7.50 per share. Under the exercise agreements, the Company also agreed to issue to Kreos V new warrants to purchase up to 480,000 ordinary shares at an exercise price of $7.50 per share and exercise period of five years.

Investment Agreement with Timwell Corporation Limited

On March 6, 2018, we entered into an investment agreement, or the Investment Agreement, for a private placement of 640,000 ordinary shares to Timwell, a Hong Kong entity, in exchange for total aggregate proceeds of $20.0 million at a price of $31.25 per share, and a joint venture framework agreement, or the JV Framework Agreement, for a related joint venture in China. For more information, see “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Timwell Private Placement” and Note 8b to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Timwell agreed to make the investment in three separate tranches, consisting of $5.0 million for 160,000 shares in the first tranche, $10.0 million for 320,000 shares in the second tranche and $5.0 million for 160,000 shares in the third tranche. As a result of Timwell’s notification that it would not invest the second and third tranches under the Investment Agreement, on April 7, 2020, our Board of Directors removed Mr. Chunlin Han, who was a designee of Timwell, from the Board. Mr. Han’s father controls Timwell and Mr. Han’s parents indirectly control Timwell affiliate Realcan Ambrum.

Transactions with Former 5% Beneficial Owners

We entered into the following transactions with shareholders who we believe beneficially owned more than 5% of our ordinary shares at some time since January 1, 2018, based on a review of Schedule 13G filings made during such period. On November 1, 2016 in a follow-on public offering, we sold to Anson Funds Management LP and/or its affiliates (“Anson”) warrants to purchase 11,250 ordinary shares (the “November 2016 Oppenheimer Warrants”) at a price of $118.75 per share. On April 5, 2019, in a private placement, we sold to Anson warrants to purchase 136,153ordinary shares (the “April 2019 Institutional Warrants”) at a price of $5.14 per share. On June 5, 2019, in a private placement, we sold to Anson warrants to purchase 250,000 ordinary shares (the “June 2019 Institutional Warrants”) at a price of $6 per share, and on February 10, 2020, in a follow-on public offering, we sold to Anson an aggregate of 1,468,414 warrants to purchase ordinary shares at a price of $1.25 per share.

Agreements with Directors, Officers and Others

Employment Agreements

We have entered into written employment agreements with each of our executive officers. These agreements provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. We have also entered into customary non-competition, confidentiality of information and ownership of inventions arrangements with our executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options

Since our inception we have granted options to purchase our ordinary shares to our officers and certain of our directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions. We describe our option plans under “Equity Compensation Plan Information.”

Exculpation, Indemnification and Insurance

Our Articles of Association permit us to exculpate, indemnify and insure certain of our office holders to the fullest extent permitted by the Israel Companies Law. We have entered into indemnification agreements with our office holders, exculpating them from a breach of their duty of care to us to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, subject to certain exceptions, including with respect to liabilities resulting from our initial public offering to the extent that these liabilities are not covered by insurance.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of our outstanding ordinary shares (collectively, the “Section 16 insiders”) file with the SEC initial reports of ownership in our ordinary shares and reports of changes in ownership in our ordinary shares. Based solely on a review of reports filed during the fiscal year ended December 31, 2019 and certain of our internal records, or upon written representations from officers and directors that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis:

REVIEW OF THE COMPANY’S FINANCIAL STATEMENTS FOR 2019

At the Meeting, the Board will provide a management report which will include a discussion of the Company’s consolidated financial statements for the year ended December 31, 2019. This item does not require a vote of the Company’s shareholders.

PROPOSALS OF SHAREHOLDERS AT 2021 ANNUAL MEETING

Shareholder proposals intended to be included in our proxy materials for and voted on at our 2021 annual general meeting of shareholders (“2021 AGM”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be received on or before January [12], 2021, by us at our principal executive offices located at ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, P.O.B. 161, Yokneam Ilit 20692, Israel, Attention: Chief Financial Officer. Rule 14a-8 and other SEC proxy regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy materials for the 2020 AGM.

Additionally, pursuant to the requirements of Israeli law and our Articles of Association, any shareholder of ReWalk who intends to present a proposal at the 2021 AGM (including to nominate a director candidate not named in such proxy statement) outside the procedures in Rule 14a-8 must hold at least 1% of our outstanding voting power. Proposals must be received by us on or before February 16, 2021. However, if the date of the 2021 AGM changes by more than 30 calendar days before or after June 16, 2021, we must receive the written proposal by the earlier of (i) the seventh calendar day after the day on which we call and provide notice of the 2021 AGM and (ii) the fourteenth calendar day after the day on which we first publicly disclose the 2021 AGM. All shareholder proposals must be sent to ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, P.O.B. 161, Yokneam Ilit 20692, Israel, Attention: Chief Financial Officer, be appropriate for consideration by shareholders at a meeting, and be made in the manner set forth in Article 22(c) of our Articles of Association and in accordance with the provisions of the Israel Companies Law. Shareholder proposals for the nomination of directors must also include certain additional information, the consent of the proposed director nominee(s) to serve as our director(s) if elected and a declaration signed by the nominee(s) declaring that (i) there is no limitation under the Israel Companies Law preventing the election of the nominees(s) and (ii) all of the information that is required to be provided to us in connection with such election under the Israel Companies Law and under our Articles of Association has been provided. The foregoing provisions do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8, as cited in the paragraph above.

OTHER BUSINESS

The Board knows of no other matter to come before the Meeting. However, if any matters requiring a vote of the shareholders arise, it is the intention of the persons named in the attached form of proxy to vote such proxy in accordance with their best judgment, including any matters or motions dealing with the conduct of the Meeting.

Your prompt action is required to vote. Therefore, whether or not you expect to attend the Meeting, please complete and sign a form of proxy and return it to us, so that it is received at our offices no later than 5:00 p.m. (Israel time) on June 15, 2020.

ADDITIONAL INFORMATION

Householding of Proxies

As permitted under the federal securities laws, we or brokers holding shares on behalf of our shareholders will send a single set of our proxy materials, including this Proxy Statement and our annual report on Form 10‑K for the year ended December 31, 2019, to multiple shareholders sharing an address who have requested that we mail them such materials. Each such shareholder will continue to receive a separate proxy card or voting instruction card and will retain a separate right to vote on all matters presented at the Meeting. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Once a shareholder receives notice from the shareholder’s broker or from us that communications to the shareholder’s address will be “householded,” householding will continue until the shareholder is notified or until the shareholder provides contrary instructions. Shareholders whose households have received a single set of our proxy materials but who would like to receive additional copies of the materials may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1-800-937-5449 or by mail at 6201 15th Avenue, Brooklyn, N.Y. 11219, and we will promptly deliver additional copies. Shareholders who do not wish to participate in “householding” and would like to receive their own sets of our proxy statement in future years, or who share an address with another shareholder of the Company and who would like to receive only a single set of our proxy statements should follow the instructions below.

•        Shareholders whose shares are registered in their own name should contact American Stock Transfer & Trust Company by telephone at 1-800-937-5449 or by mail at 6201 15th Avenue, Brooklyn, N.Y. 11219, and inform it of their request; and

•        Shareholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request.

Annual Report on Form 10-K for 2019

Our Annual Report on Form 10-K is being mailed concurrently with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2019, which includes our audited financial statements and related footnotes, and the exhibits filed with it are available at our website at http://ir.rewalk.com. Upon written request by any shareholder to our Chief Financial Officer at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019 are requested.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our ordinary shares. We will reimburse these third parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation.

The information set forth in this section is, and should be construed, as a “pre-announcement notice” of the 2020 AGM in accordance with Rule 5C of the Israeli Companies Regulations (Notice of General and Class Meetings in a Public Company), 2000, as amended.

By Order of the Board of Directors,

Jeff Dykan
Chairman of the Board of Directors

April 27, 2020

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on June 16, 2020:
The Notice and Proxy Statement and the 2019 Annual Report
are available at http://ir.rewalk.com/.

REWALK ROBOTICS LTD.
PROXY FOR AN ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ("BOARD")

The undersigned hereby constitute(s) and appoint(s) Jeff Dykan, Larry Jasinski and Ori  Gon  and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, as designated on the reverse side of this proxy, on behalf of the undersigned, all of  the ordinary shares, par value NIS 0.25 per share,  of ReWalk Robotics Ltd. (the "Company") that the undersigned is/are entitled to vote at the close of business on May 11,  2020, at the Annual Meeting of Shareholders of the Company (the "Meeting")   to be held at 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel 2069203 on June 16, 2020 at 5:00 p.m. (Israel time), and at any and all adjournments or postponements thereof on the following matters, which are more fully described in the Notice of 2020 Annual Meeting of Shareholders (the "Notice") and Proxy Statement relating to the Meeting (the "Proxy Statement").

This proxy, if properly executed and received 24 hours before the Meeting, will be voted   in the manner directed herein by the undersigned. If no instructions are indicated with respect to a specific proposal or all proposals described below, this proxy will be voted "FOR" each proposal. Should any other matter requiring a vote of shareholders arise, the proxies named above are authorized to vote in accordance with their discretion. Any and all proxies given by the undersigned prior to this proxy are hereby revoked.

(Continued and to be signed on the reverse side.)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

REWALK ROBOTICS LTD.

June 16, 2020, 5:00 p.m. (Israel time)

Please mark, sign, date and
mail your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

		FOR	AGAINST	ABSTAIN
1.a.	To reelect Mr. Wayne B. Weisman as a Class III director of the board of directors of the Company.	☐	☐	☐	4.
Subject to the approval of Proposal 2, to approve a grant of equity awards to Larry Jasinski, the Company’s Chief Executive Officer and to approve changes to the terms of the variable compensation of Mr. Jasinski.
								FOR ☐	AGAINST ☐	ABSTAIN ☐

1.b.	To reelect Mr. Aryeh (Arik) Dan as a Class III director of the board of directors of the Company.	☐	☐	☐				YES	NO
4.i.
To confirm that you do not have a “personal benefit or other interest” (as defined in the Proxy Statement) in this proposal mark “YES”. Otherwise  mark “NO” to indicate that you do have a personal benefit or other interest in this proposal.
								☐	☐
1.c.	To reelect Yohanan Engelhardt as a Class III director of the board of directors of the Company.	☐	☐	☐

2.	To approve amendments to the Company’s 2014 Compensation Plan, including an increase in the number of shares available for issuance under the Company’s 2014 Incentive Compensation Plan.	☐	☐	☐	5.
To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2020 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosures.
								FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To approve the Company’s revised Compensation Policy for directors and officers, reflecting certain amendments to the Compensation Policy, as amended in the manner set forth in Proposal Three of the Proxy Statement.
		☐	☐	☐

							1 YEAR	2 YEAR	3 YEAR	ABSTAIN
3.i.	To confirm that you do not have a “personal benefit or other interest” (as defined in the Proxy Statement) in this proposal mark “YES”.	YES ☐	NO ☐		6.	To approve, on an advisory basis, the frequency of the named executive officer compensation advisory vote.	☐	☐	☐	☐

7.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.
								FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Notice and Proxy Statement of the Companyrelating to the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
For each of proposal 3 and proposal 4, if you do not mark whether you have a “personal benefit or other interest” in such proposal, your vote will not be counted in determining the vote on such proposal.

Signature of Shareholder		Date:			Signature of Shareholder			Date:

Note:
Please sign exactly as your name or names appear on this Proxy. All holders must sign. When shares are held jointly, the senior of the joint holders must sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix A

ReWalk Robotics Ltd.

Compensation Policy for Executive Officers and Non-Executive Directors

1.	Preamble

This document states the terms of the ReWalk Robotics Ltd. ("ReWalk") compensation policy for its Executive Officers and Directors (the "Compensation Policy").

The Compensation Policy is designed to motivate our Executive Officers to drive ReWalk's business and financial long term goals and to reward significantly on sustainable performance over the long term. Accordingly, the structure of ReWalk's Compensation Policy ties the compensation for each Executive Officer, to ReWalk's financial and strategic long term goals and achievements.

For purposes of this Compensation Policy, “Executive Officers” shall mean "Office Holders" as such term is defined in the Israeli Companies Law, 5759-1999 (as may be amended from time to time) (the "Companies Law"), excluding, unless otherwise expressly indicated, the non-executive members of ReWalk's board of directors (the "Board").

The effective date of this Compensation Policy is the date of its approval by ReWalks’s shareholders. This Compensation Policy will apply to any compensation determined after its effective date and will not, and is not intended to, apply to or deemed to amend employment and compensation terms of Executive Officers existing prior to such date.

The adoption of this Compensation Policy will not grant any of ReWalks’s Executive Officers a right to receive any elements of compensation set forth in this Compensation Policy. The elements of compensation to which an Executive Officer will be entitled will be exclusively those that are determined specifically in relation to him or her in accordance with the requirements of the Companies Law, and the regulations promulgated thereunder.

2.	Compensation policy goals

ReWalk’s goals in setting the Compensation Policy for the Executive Officers is to attract, motivate and retain highly experienced personnel who will provide leadership for ReWalk’s success and enhance stockholder value, and to promote for each Executive Officer an opportunity to advance in a growing organization. The primary goals of the Compensation Policy are, therefore:

2.1          Pay for performance

To closely align the interests of the Executive Officers with those of ReWalk’s stockholders in order to enhance stockholder value;

To offer a collaborative workplace environment where each Executive Officer has the opportunity to impact ReWalk’s long-term success;

To provide increased rewards for superior individual and corporate performance, and substantially reduced or no rewards for average or inadequate performance.

2.2          Risk management

To ensure that while a significant portion of each Executive Officer’s total compensation is at risk and tied to the achievement of financial, corporate, functional performance and other goals established by the Board, overall risk taking is managed and maintained;

To minimize any personal incentives for taking high-risks that might potentially imperil the underlying value of ReWalk.

3.	Compensation elements

ReWalk aims to provide its Executive Officers with a structured compensation package, including competitive salaries and benefits, performance-motivating cash payout and equity incentive programs. ReWalk's Executive Officers' compensation package may be composed of the following elements:

3.1          Base salary;

3.2          Benefits and perquisites;

3.3          Cash bonus;

3.4          Equity compensation; and

3.5          Retirement and termination of service arrangements.

4.	Base Salary

4.1
A competitive base salary is essential to ReWalk's ability to attract and retain highly skilled professionals in the long term. The base salary will vary between Executive Officers, and will be individually determined according to their performance, educational background, prior business experiences, aptitude, qualifications, role, personal responsibilities and taking into account external salary benchmarking for the specific role using a peer-group of companies. Therefore, ReWalk seeks to establish such base salary which will allow it to compete for, and retain, senior executive talent worldwide.

To that end, the peer-group companies will be selected and approved by ReWalk's compensation committee, according to part or all of the following characteristics:

Companies that are direct competitors of ReWalk;

Companies with a similar revenue turnover as that of ReWalk;

Companies with a similar market cap as that of the ReWalk;

Companies that compete with ReWalk for executive talent;

Geographical considerations.

4.2
In the event that the services of the Executive Officer are provided via a personal management company and not by the Executive Officer directly as an employee of ReWalk, the fees paid to such personal management company shall reflect, to the extent determined by ReWalk in the applicable service agreement, the base salary and the benefits and perquisites (plus applicable taxes such as Value Added Tax), in accordance with the guidelines of the Compensation Policy.

4.3	In addition, Executive Officers may be awarded a fixed one-time cash payment upon recruitment or promotion.

5.	Benefits and perquisites

Benefits and perquisites for ReWalk's Executive Officers will be comparable to customary competitive market entitlements. Certain benefits and perquisites are set forth in order to comply with legal requirements, while others serve as an additional component of the Executive Officer compensation package to attract and retain highly skilled professionals at ReWalk.

5.1	Benefits and perquisites which are required or facilitated under local laws or customary in the relevant jurisdiction may include, inter alia, the following:

5.1.1	Vacation of up to 30 days per annum;

5.1.2	Sick days of up to 30 days per annum (or as required by law);

5.1.3	Annual convalescence pay as required by law;

5.1.4	Payments to pension funds or other types of pension schemes (e.g. managers' insurance programs, 401K plans in the US);

5.1.5	Disability Insurance;

5.1.6	Payments to an advanced study fund as afforded by law;

5.1.7	Housing (in relevant markets);

5.1.8	Travel and/or car allowances and/or company car;

5.1.9	Health coverage plans and medical expenses.

5.1.10	Relocation costs for Executive Officers (and their families) relocated by ReWalk.

5.2	Such benefits and perquisites may vary depending on geographic location and other circumstances.

5.3	In certain countries, the above benefits will be increased (when applicable) to meet statutory minimum levels.

5.4	Additional benefits intend to complement cash compensation and offer non-monetary rewards to the Executive Officers, and may include, inter alia, the following benefits:

5.4.1	Company cellular phone and related expenses;

5.4.2	Communication equipment and related expenses;

5.4.3	Company car and related expenses;

5.4.4	Education allowances;

5.4.5	Subscriptions to relevant literature.

Such additional benefits will not surpass in value 20% of the base salary of any Executive Officer.

6.	Retirement and termination of service arrangements

Providing certain retirement and/or termination benefits, is designed to attract and motivate highly skilled professionals to join ReWalk and should also contribute in retaining its current Executive Officers.

The retirement and termination of service arrangements, shall consider the circumstances of such retirement or termination, the term of service or employment of the Executive Officer, his/her compensation package during such period, ReWalk’s performance during such period and the Executive Officer's contribution to ReWalk achieving its goals and/or maximization of its profits.

The retirement and/or termination benefits may include the following benefits:

6.1
Advance notice - advance notice upon termination of employment for a certain period of time, which in any case will not exceed a term of 12 months. During such period of time, the Executive Officer may be required to continue his employment with ReWalk.

6.2	Severance pay - as required or facilitated under local laws in the relevant jurisdiction.

6.3
Transition period - Executive Officers may receive up to 12 months of base salary and benefits (i.e., excluding cash bonuses and Equity-based Awards as defined herein), taking into account the period of service or employment of the Executive Officer, his/her service and employment conditions in the course of such period, ReWalk's performance during such period, the contribution of the Executive Officer to the achievement of ReWalk's targets and profits and the circumstances of the termination of employment.

6.4	Health insurance for US or other Executive Officers - payment for up to 12 months of post-termination health insurance upon termination of employment.

7.	Cash Bonuses

The cash bonus component aims to ensure that ReWalk's Executive Officers are aligned in achieving ReWalk's long-term strategic, business and financial objectives. Cash bonuses are, therefore, determined based on both the financial and business results of ReWalk, as well as individual performance. Cash bonuses are rewarded with distinguishable terms to the following Executive Officer populations:

7.1	CEO

7.1.1
The cash bonus will be based on achievement of milestones and targets and the measurable results of the Company, as may be compared to our budget  and work plan for the relevant year (the "Financial Objectives"), and market development and product development objectives as determined by the Board on an annual basis (the “Business Objectives”). Such measurable criteria will initially be determined on or about the commencement of each fiscal year and may include (but are not limited to) the following factors:

•          revenue;

•          reimbursement;

•          product development;

•          cash management;

•          efficiency metrics;

•          Internal and external customer satisfaction; and

•          execution of projects, etc.

7.1.2	A portion of the cash bonus may be granted based on the evaluation of CEO's overall performance by the Compensation Committee and the Board.

7.1.3	The annual cash bonus of the CEO shall not exceed in any given year 250% of the CEO's annual base salary.

7.2	Non-sales Executive Officers

7.2.1	The cash bonus will be based on:

•	the measurable Financial Objectives and Business Objectives of ReWalk as compared to ReWalks's budget and work plan for the relevant year.

•	the achievement and performance of the individual measurable key performance indicators (KPIs), as initially determined at the commencement of each fiscal year (or start of employment, as applicable).

7.2.2
A portion of the cash bonus may be granted at the discretion of the CEO of ReWalk, based on the evaluation of the Executive Officer's overall performance, and subject to the approval of the Compensation Committee and the Board.

7.2.3	The annual bonus for the non-sales Executive Officers will not exceed in any given year 200% of the Executive Officer's annual base salary.

7.3	Sales Executive Officer

7.3.1
The overall compensation of the sales Executive Officers is specifically designed to motivate their performance. Therefore, the variable element of their compensation (with an emphasis on commission bonuses they receive, as will be defined below) is relatively larger when compared to the variable element of other Executive Officers' compensation, whereas the fixed element of their compensation is smaller.

7.3.2
Executive Officer’s targets will be set at the beginning of each year (the "Sales Targets"). Achieving up to 100% of Sales Targets may correspond to up to 100% of the annual base salary of the sales Executive Officer.

7.3.3
Up to 25% of the annual base salary of the sales Executive Officer may be granted at the discretion of the CEO of ReWalk, based on the evaluation of the Executive Officer's overall performance and subject to the approval of the Compensation Committee and the Board.

7.3.4	The annual cash bonus for the sales Executive Officers will not exceed in any given year 200% of the Executive Officer's annual base salary.

7.3.5
In the event that all or part of the Sales Targets which were the basis for the payment of the cash bonus were not collected, the excess corresponding bonus may be deducted from a future payment of a cash bonus.

7.4	Adjustment of Targets and Goals

The Compensation Committee and the Board may approve certain adjustments to the Financial Objectives, Business Objectives, Sales Targets and KPIs that were set at the beginning of the year in the event of material changes in the business environment of ReWalk, such as a re-organization of ReWalk, mergers, acquisitions, asset and/or business transfers, and/or material changes to the global business environment in which ReWalk operates.

7.5	Bonus for an extraordinary transaction or effort

In addition to the bonus payout formulas above, when an extraordinary transaction or effort is expected to take place (e.g. a public offering, a merger, an acquisition, a spin-off, a specific task), and subject to the approval of the Compensation Committee and the Board, a special bonus may be determined with respect to all or some of the Executive Officers, provided such special bonus does not exceed 25% of the Executive Officer's annual base salary.

7.6	Payout in cash or equity based compensation

The Compensation Committee and the Board will have full discretion to convert a portion of an Executive Officer's annual cash  bonus, in lieu of cash, into Equity-based awards and to specify their vesting (and other) terms.

7.7	Partial Bonus Payout

Subject to the conditions and limitations of this Section 7, an Executive Officer that is employed or provides services to ReWalk for only a portion of any year may be entitled to receive the pro-rata portion of any bonus described above, which will be calculated relatively to the period during which the Executive Officer was employed or provided services to ReWalk out of the entire calendar year.

8.	Special Bonuses

8.1
The Board of Directors and the Compensation Committee are authorized, at their discretion and beyond the annual bonuses and any other reward described in this policy, to grant special bonuses reflecting special efforts or exceptional achievements of Office Holders. The special bonus shall not exceed three (3) monthly salaries for any Office Holder. Special bonuses will be paid in cash unless the Compensation Committee and the Board of Directors decide that there are special circumstances, as specified in their resolutions, for the payment of a special bonus by way of shares of the Company or by way of convertible securities or securities exercisable into shares of the Company, in which case the provisions of Section 7.6 shall apply, mutatis mutandis.

8.2
If special bonuses are granted in accordance with this Section 8, the Board of Directors and the Compensation Committee shall set the vesting terms of such Special Bonuses, and such vesting terms shall be not be required to accord with the vesting periods set forth for Equity-based Awards granted in accordance with Section 9.

9.	Equity-based Awards

ReWalk's Equity-based Awards are aimed at enhancing the alignment between the Executive Officers' interests and the long term interests of ReWalk and its stakeholders, and to promote the retention of Executive Officers for longer terms.

Considering the potential for appreciation in the value of ReWalk’s stock in public trading markets as ReWalk grows, such element of compensation is regarded as having long-term incentive value. In addition, since these equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans.

The Equity-based Awards may be in a form of one or more of various types of equity-based instruments, which may include stock options, restricted stock or restricted stock units in different weights (the "Equity-based Awards"). The weight of each of the equity-based instruments will be determined periodically by ReWalk's Compensation Committee and Board.

ReWalk may consider arrangements which will enable optimal tax planning for the Executive Officers.

9.1	Executive Officers' Equity-Based Awards

9.1.1
Equity-Based Awards may be granted upon recruitment of an Executive Officer or from time to time, and while taking into consideration, inter alia, the educational background, prior business experiences, aptitude, qualifications, role, and personal responsibilities of the Executive Officer.

9.1.2
The Equity-Based Awards which may be granted to an Executive Officer, will not exceed in value (based on accepted valuation methods), on the date of grant, per vesting annum (calculated on a linear basis), the following amounts:

CEO – 500% of the Executive Officer's annual base salary;

Other Executive Officers – 400% of the Executive Officer's annual base salary.

However, the aforementioned restriction will not include a cash bonus which was converted into Equity-based Awards as described above.

9.1.3	The Compensation Committee and the Board also considered setting a cap on value for Equity-based Awards at the time of exercise and concluded that this would not be advisable for ReWalk.

9.1.4	Such Equity-based Awards shall vest over a minimum period of 3 years.

9.1.5	Equity-based Awards will expire within 10 years as of their grant date.

9.1.6	Equity-based Awards in the form of stock options will have an exercise price which is not lower than the fair market value of ReWalk's share on the date of grant.

9.2	Acceleration of Equity-based Awards

Subject to Section 10, upon the occurrence of certain events, such as a change of control or other corporate transaction (as defined in the applicable equity incentive plan), the vesting of up to 100% of the unvested Equity-based Awards granted to an Executive Officer may be accelerated. Acceleration of Equity-based Awards may also apply upon certain events of termination of employment or services, all in accordance with the terms of the applicable equity incentive plan of ReWalk.

10.	Change of Control

10.1
Upon a change of control, if the CEO, the CFO, the General Manager of Israel, or the Vice President of Marketing are thereafter terminated within one year of such change of control, the terminated executives shall be entitled to the following severance: (i) the CEO shall be entitled to severance in the form of 18 months’ salary, and the CEO’s bonus, and (ii) the CFO, General Manager of Israel and the Vice President of Marketing shall be entitled to severance in the form of 18 months’ salary, and such executive’s bonus.

11.	Overall compensation - Ratio between fixed and variable compensation

11.1
We believe that the Compensation Policy must motivate our Executive Officers to drive ReWalk's business and financial results and is designed to reward significantly on sustainable performance over the long term. Accordingly, the structure of ReWalk's Compensation Policy is established to tie the compensation of each Executive Officer to ReWalk's financial and strategic achievements and to enhance the alignment between the Executive Officers' interests with the long term interests of ReWalk and its stakeholders.

11.2
With the above considerations in mind, ReWalk will target a ratio between the fixed compensation (base salary) and the variable compensation (cash Bonus; Equity-based Awards) of up to 1:7.5 for CEO and 1:6 for other Executive Officers.

11.3	The ratio above express the targeted range in the event that all performance measures are achieved at target levels.

12.	Internal Compensation Ratio

12.1
In the process of composing this Compensation Policy, the Compensation Committee and the Board have examined the ratio between overall compensation of the Executive Officers and the average and median salary of the other employees of ReWalk (including agency contractors, if any) (the "Internal Ratio").

12.2
The possible ramifications of the Internal Ratio on the work environment in ReWalk were examined, and will be periodically reviewed by the Compensation Committee and the Board, in order to ensure that levels of executive compensation, as compared to the overall workforce will not have a negative impact on work relations in ReWalk.

13.	Compensation of members of ReWalk's Board

13.1	Compensation of non-executive directors

The non-executive members of ReWalk's Board may (and, in the case of external directors, shall) be entitled to remuneration and refund of expenses according to the provisions of the Companies Regulations (Rules on Remuneration and Expenses of Outside Directors), 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 2000, as such regulations may be amended from time to time.

In addition, the non-executive members of ReWalk's Board may be eligible to participate in ReWalk’s equity plans. Such Equity-based Awards will not exceed in value (based on accepted valuation methods), on the date of grant, $500,000, per vesting annum (calculated on a linear basis). Equity-based awards will vest over a period of not less than 1 year. The provisions of Section 9.2 above regarding acceleration of vesting will apply, mutatis mutandis, to Equity-based Awards granted to non-executive members of ReWalk's Board.

14.	Exculpation, indemnification and insurance

14.1	Exculpation

ReWalk may exculpate the members of its Board and its Executive Officers from a breach of duty of care, to the extent permitted by applicable law.

14.2	Indemnification

ReWalk may indemnify the members of its Board and its Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the Executive Officer, all subject to applicable law.

14.3	Insurance

ReWalk will provide "Directors and Officers Insurance" the members of its Board and its Executive Officers. The maximum aggregate coverage for any such insurance policy will not exceed USD 50,000,000, and the annual premium payable for such coverage will not exceed USD 500,000.

15.	Board's discretion to reduce compensation elements

15.1	The Board may, at its sole discretion, approve compensation terms which are lower than the amounts described herein.

15.2	The Board has the right to reduce any variable compensation to be granted to an Executive Officer due to special circumstances determined by the Board.

16.	Compensation recovery (Claw-back)

16.1
In the event of an accounting restatement, ReWalk shall be entitled to recover from any Executive Officer bonus compensation paid, in the amount of the excess over what would have been paid under the accounting restatement, with a 36 month (three-year) look-back from the date of the restatement.

16.2
The compensation recovery may apply to former Executive Officers of ReWalk. ReWalk will only seek reimbursement from the Executives to the extent such Executives would not have been entitled to all or a portion of such compensation, based on the financial data included in the restated financial statements. The Compensation Committee will be responsible for approving the amounts to be recouped and for setting terms for such recoupment from time to time.

16.3	Notwithstanding the aforesaid, the compensation recovery will not be triggered in the event of a financial restatement required because of changes in the applicable financial reporting standards.

16.4	Nothing in this Section 14 derogates from any other "Claw-back" or similar provisions regarding disgorging of profits imposed on Executive Officers by virtue of applicable securities laws.